Exhibit 4.5

Execution Version

Dated 29 July 2016

$71,374,000

TERM LOAN FACILITY

Saltee Shipco llc

blasket shipco llc

ballycotton shipco llc

killary shipco llc

as joint and several Borrowers
and Hedge Guarantors

and

ardmore shipping llc

as Corporate Guarantor

and

ardmore shIpping corporation

as Parent Guarantor

and

the banks and financial institutions

listed in Schedule 1, Part B
as Lenders

and

the banks and financial institutions

listed in Schedule 1, Part B
as Hedge Counterparties

and

abn amro bank n.v.

as Mandated Lead Arranger

and

abn amro bank n.v.

as Bookrunner

and

Execution Version

abn amro bank n.v.

as Facility Agent

and

abn amro bank n.v.

as Security Agent

facility agreement

relating to the financing of m.t.s
"FRONT ARROW", "FRONT AVON", "FRONT CLYDE" and "FRONT DEE"

Execution Version

Index

Clause		Page

Section 1 Interpretation		2
1	Definitions and Interpretation	2
Section 2 The Facility		23
2	The Facility	23
3	Purpose	24
4	Conditions of Utilisation	24
Section 3 Utilisation		25
5	Utilisation	25
Section 4 Repayment, Prepayment and Cancellation		27
6	Repayment	27
7	Payment and Cancellation	27
Section 5 Costs of Utilisation		33
8	Interest	33
9	Interest Periods	35
10	Changes to the Calculation of Interest	36
11	Fees	38
Section 6 Additional Payment Obligations		39
12	Tax Gross Up and Indemnities	39
13	Increased Costs	42
14	Other Indemnities	44
15	Mitigation by the Finance Parties	47
16	Costs and Expenses	47
Section 7 Guarantees and Joint and Several Liability of Borrowers		48
17	Guarantee and Indemnity – Guarantors	48
18	Joint and Several Liability of the Guarantors	50
19	Joint and Several Liability of the Borrowers	52
Section 8 Guarantee and Indemnity - Hedge Guarantors		54
20	Guarantee and Indemnity – Hedge Guarantors	54
Section 9 Representations, Undertakings and Events of Default		57
21	Representations	57
22	Information Undertakings	63
23	Financial Covenants	66
24	General Undertakings	68
25	Insurance Undertakings	74
26	MOA Undertakings	79
27	General Ship Undertakings	80
28	Security Cover	85
29	Application of Earnings	87
30	Events of Default	87
Section 10 Changes to Parties		91
31	Changes to the Lenders	91
32	Changes to the Obligors	95
Section 11 The Finance Parties		96
33	The Facility Agent and the Mandated Lead Arranger	96
34	The Security Agent	104
35	Conduct of Business by the Finance Parties	116
36	Contractual Recognition of Bail-In	116
37	Sharing Among the Finance Parties	116
Section 12 Administration		118
38	Payment Mechanics	118
39	Set-Off	121
40	Notices	121
41	Calculations and Certificates	123
42	Partial Invalidity	123

Execution Version

43	Remedies and Waivers	124
44	Settlement or Discharge Conditional	124
45	Irrevocable Payment	124
46	Amendments and Waivers	124
47	Confidentiality	126
48	Counterparts	129
Section 13 Governing Law and Enforcement		130
49	Governing Law	130
50	Enforcement	130

Schedules

Schedule 1 The Parties	131
Part A The Obligors	131
Part B The Original Lenders	132
Part C The Servicing Parties	133
Schedule 2 Conditions Precedent	134
Part A Conditions Precedent to Initial Utilisation Request	134
Part B Conditions Precedent to Utilisation of an Advance	136
Schedule 3 Requests	138
Part A Utilisation Request	138
Part B Selection Notice	139
Schedule 4 Form of Transfer Certificate	140
Schedule 5 Form of Assignment Agreement	142
Schedule 6 Form of Compliance Certificate	144
Schedule 7 Ships	145
Schedule 8 List of Approved Valuers	146
Schedule 9 Timetables	147

Execution

Execution Pages	148

THIS AGREEMENT is made on 29 July 2016

PARTIES

(1)	SALTEE SHIPCO LLC, BLASKET SHIPCO LLC, BALLYCOTTON SHIPCO LLC, and KILLARY SHIPCO LLC, each a limited liability company formed in the Republic of the Marshall Islands whose registered address is at The Trust Company of the Marshall Islands, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as joint and several borrowers (together the "Borrowers" and each a "Borrower")

(2)	ARDMORE SHIPPING LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered office is at The Trust Company of the Marshall Islands, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as a guarantor (the "Corporate Guarantor")

(3)	ARDMORE SHIPPING CORPORATION, a corporation incorporated in the Republic of the Marshall Islands whose registered office is at The Trust Company of the Marshall Islands, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 as a guarantor (the "Parent Guarantor")

(4)	THE COMPANIES listed in Part A of Schedule 1 (The Parties) as hedge guarantors (the "Hedge Guarantors")

(5)	ABN AMRO BANK N.V., as mandated lead arranger (the "Mandated Lead Arranger")

(6)	ABN AMRO BANK N.V. as bookrunner (the "Bookrunner")

(7)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders")

(8)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as hedge counterparties (the "Hedge Counterparties")

(9)	ABN AMRO BANK N.V., acting in such capacity through its office at Daalsesingel 71, 3511 SW Utrecht, The Netherlands as agent for the other Finance Parties (the "Facility Agent")

(10)	ABN AMRO BANK N.V., acting in such capacity through its office at Daalsesingel 71, 3511 SW Utrecht, The Netherlands as security agent for the Secured Parties (the "Security Agent")

BACKGROUND

(A)	The Lenders have agreed to make available to the Borrowers a facility of up to $71,374,000 for the purposes of financing part of the acquisition costs of the Ships, by way of a loan in a principal amount not exceeding the lower of (i) 60 per cent. of the aggregate Fair Market Value of the Ships and (ii) $71,374,000.

(B)	The Hedge Counterparties may enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers' exposure under this Agreement to interest rate fluctuations.

Section 1

Interpretation

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

"Account Bank" means Nordea Bank AB, London Branch acting through its office at 55 Basinghall Street, London, EC2V 5NB, England or any other bank acceptable to the Majority Lenders.

"Account Security" means a document creating Security over any Earnings Account in agreed form.

"Advance" means a borrowing of all or part of a Tranche under this Agreement.

"Affected Lender" has the meaning given to it in Clause 10.2 (Market disruption).

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Approved Brokers" means such insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, war risks and protection and indemnity risks associations as have been approved by the Facility Agent, acting with the authorisation of the Majority Lenders in writing in advance.

"Approved Classification" means, in relation to a Ship, as at the date of this Agreement, the classification in relation to that Ship specified in Schedule 7 (Ships) with the classification in relation to that Ship specified in Schedule 7 (Ships) or the equivalent classification with another Approved Classification Society.

"Approved Classification Society" means, in relation to a Ship, as at the date of this Agreement, either Lloyd's Register of Shipping or American Bureau of Shipping or any other classification society approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders and which authorisation shall not be withheld in the case of any classification society which is a member of the International Association of Classification Societies.

"Approved Commercial Manager" means, in relation to a Ship, Ardmore Shipping (Bermuda) Limited and its Subsidiaries, the Corporate Guarantor, an Affiliate of the Corporate Guarantor, or any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders, as the commercial manager of that Ship and, for the avoidance of doubt, this shall include Mansel Ltd. as the pool manager under the Pool Agreement or any pool manager under another pool agreement in relation to the Ships which may be approved by the Facility Agent acting with the authorisation of the Majority Lenders.

"Approved Flag" means, in relation to a Ship, Marshall Islands, Singapore or such other flag approved in writing by the Facility Agent acting with the authorisation of all the Lenders.

"Approved Manager" means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship.

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"Approved Technical Manager" means, in relation to a Ship, Univan Ship Management Ltd (or an Affiliate of Univan Ship Management Ltd), Thome Ship Management Pte. Ltd. (or an Affiliate of Thome Ship Management Pte Ltd), Ardmore Shipping (Bermuda) Limited and its Subsidiaries or any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders, as the technical manager of that Ship.

"Approved Valuer" means, in relation to a Ship, at any time during the Security Period, any of the firms listed in Schedule 8 (List of Approved Valuers) or any other firm or firms of shipbrokers approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

"Availability Period" means the period from and including the date of this Agreement to and including 31 December 2016.

"Available Commitment" means a Lender's Commitment minus:

(a)	the amount of its participation in the outstanding Loan; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Advance that is due to be made on or before the proposed Utilisation Date.

"Available Facility" means the aggregate for the time being of each Lender's Available Commitment.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

“Borrower A” means Saltee Shipco LLC a limited liability company formed in the Republic of the Marshall Islands whose registered address is at The Trust Company of the Marshall Islands, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960

“Borrower B” means Blasket Shipco LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered address is at The Trust Company of the Marshall Islands, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960

“Borrower C” means Ballycotton Shipco LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered address is at The Trust Company of the Marshall Islands, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960

“Borrower D” means Killary Shipco LLC, a limited liability company formed in the Republic of the Marshall Islands whose registered address is at The Trust Company of the Marshall Islands, Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960

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"Break Costs" means the amount (if any) by which:

(a)	the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in relation to the Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Cork, Curacao, Rotterdam and New York.

"Charged Property" means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Charter" means, in relation to a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence.

"Closing Date" means the earlier of (i) the date on which all conditions precedent are satisfied pursuant to Part A of Schedule 2 (Conditions Precedent) or (ii) 31 July 2016.

"Code" means the United States Internal Revenue Code of 1986.

"Commitment" means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

"Compliance Certificate" means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or in any other form agreed between the Parent Guarantor and the Facility Agent.

"Confidential Information" means all information relating to any Transaction Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

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in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 47 (Confidentiality)); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Facility Agent.

"Corresponding Debt" means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

"Default" means an Event of Default or a Potential Event of Default.

"Defaulting Lender" means any Lender:

(a)	which has failed to make available the relevant proportion of its Commitment in respect of any part of the Loan or has given notice to the Facility Agent that it will not make such amount available by the Utilisation Date pursuant to Clause 5.4 (Lenders' participation); or

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within 5 Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the relevant payment.

"Delegate" means any delegate, agent, attorney, co-trustee or other person appointed by the Security Agent.

"Disruption Event" means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

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(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

"Document of Compliance" has the meaning given to it in the ISM Code.

"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.

"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent and which arise out of the use or operation of that Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person:

(i)	all freight, hire and passage moneys;

(ii)	compensation payable to a Borrower or the Security Agent in the event of requisition of that Ship for hire;

(iii)	remuneration for salvage and towage services;

(iv)	demurrage and detention moneys;

(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(vi)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(vii)	all monies which are at any time payable to a Borrower in relation to general average contribution; and

(b)	if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (vi) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

"Earnings Account" means, in relation to a Borrower:

(a)	an account in the name of that Borrower with the Account Bank designated "Earnings Account"; or

(b)	any other account (with that or another office of the Account Bank or with a bank or financial institution other than the Account Bank) which is designated by the Facility Agent as the Earnings Account of that Borrower for the purposes of this Agreement.

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"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)	any release, emission, spill or discharge into any Ship or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from any Ship; or

(b)	any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

"Environmental Law" means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Event of Default" means any event or circumstance specified as such in Clause 30 (Events of Default).

"Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

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"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Fair Market Value" means, in relation to a Ship, at any date, the market value of that Ship shown by the arithmetic average of two valuations each prepared:

(a)	as at a date not more than 30 days previously;

(b)	by an Approved Valuer appointed by the Borrowers;

(c)	with or without physical inspection of that Ship or vessel (as the Facility Agent may require); and

(d)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any Charter,

after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

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"Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Facility Agent and the Borrowers or Guarantor setting out any of the fees referred to in Clause 11 (Fees).

"Finance Document" means:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	the Membership Interests Security;

(d)	any Mortgage;

(e)	any General Assignment;

(f)	any Accounts Security;

(g)	any Manager's Undertaking;

(h)	any Hedging Agreement;

(i)	any Hedging Agreement Assignment;

(j)	any Compliance Certificate;

(k)	any other document (whether or not it creates Security) which is executed as security for, or for the purpose of establishing any priority or subordination arrangement in relation to, the Secured Liabilities; or

(l)	any other document designated as such by the Facility Agent and the Borrowers.

"Finance Party" means the Facility Agent, the Security Agent, the Mandated Lead Arranger, the Bookrunner, a Lender or a Hedge Counterparty.

"Financial Indebtedness" means any indebtedness for or in relation to:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowing under GAAP;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

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(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(i)	any amount raised by the issue of shares which are redeemable (other than at the option of the Issuer) before the Termination Date or are otherwise classified as borrowings under GAAP; and

(j)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above without duplication.

"GAAP" means generally accepted accounting principles in the United States of America.

"General Assignment" means, in relation to a Ship, the general assignment creating Security over that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship and any charter entered into or to be entered into with a term exceeding or capable of exceeding 14 months and any supporting guarantee in relation to such charter in agreed form.

“Green Passport” means an inventory or similar document of all potentially hazardous materials on board a ship.

"Group" means, at any time, the Parent Guarantor and its Subsidiaries at that time.

"Guarantor" means the Corporate Guarantor or the Parent Guarantor.

"Hedging Agreement" means any master agreement, confirmation, transaction, schedule, off-balance sheet instrument or other agreement in agreed form entered into or to be entered into by a Borrower or the Borrowers for the purpose of hedging interest payable under this Agreement.

"Hedging Agreement Assignment" means, in relation to a Borrower, a first assignment of that Borrower's rights and interests in any Hedging Agreement, in agreed form.

"Hedging Close Out Liabilities" means, as at any relevant date, the aggregate amount certified by each Hedge Counterparty to the Facility Agent as the net aggregate amount in dollars which would be payable by any Borrower under the Hedging Agreements to which it is a party at the relevant determination date as a result of termination or closing out under such Hedging Agreements.

"Hedging Prepayment Proceeds" means any amount payable to a Borrower as a result of termination or closing out under a Hedging Agreement.

"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.

"Indemnified Person" has the meaning given to it in Clause 14.2 (Other indemnities).

"Insurances" means, in relation to a Ship:

(a)	all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, the Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)	all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

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"Interest Period" means, in relation to an Advance, the Loan or any part of the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

"Interpolated Screen Rate" means, in relation to LIBOR for an Advance, the Loan, any part of the Loan or any Unpaid Sum, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Advance, the Loan, that part of the Loan or that Unpaid Sum; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Advance, the Loan, that part of the Loan or that Unpaid Sum,

each as of the Specified Time on the Quotation Day for the currency of that Advance, the Loan, that part of the Loan or that Unpaid Sum.

"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

"ISSC" means an International Ship Security Certificate issued under the ISPS Code.

"Lender" means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 31 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with this Agreement.

"LIBOR" means, in relation to any Advance, the Loan, any part of the Loan or any Unpaid Sum:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of that Advance, the Loan, that part of the Loan or that Unpaid Sum), the applicable Interpolated Screen Rate; or

(c)	if:

(i)	no Screen Rate is available for the currency of that Advance, the Loan, that part of the Loan or that Unpaid Sum); or

(ii)	no Screen Rate is available for the Interest Period of that Advance, the Loan, that part of the Loan or that Unpaid Sum and it is not possible to calculate an Interpolated Screen Rate for that Advance, the Loan, that part of the Loan or that Unpaid Sum,

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the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for dollars for that Advance, the Loan, that part of the Loan or that Unpaid Sum and for a period equal in length to the Interest Period of that Advance, the Loan, that part of the Loan or that Unpaid Sum and, if any such rate is below zero, LIBOR shall be deemed to be zero.

"Limitation Acts" means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

"LMA" means the Loan Market Association.

"Loan" means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility.

"Major Casualty" means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $500,000 or the equivalent in any other currency.

"Majority Lenders" means:

(a)	if no Advance has yet been made, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or

(b)	at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ per cent. of the Loan immediately before such repayment.

"Manager's Undertaking" means, in relation to a Ship, the letter of undertaking from its Approved Technical Manager and the letter of undertaking from its Approved Commercial Manager subordinating the rights of such Approved Technical Manager and such Approved Commercial Manager respectively against that Ship and the relevant Borrower to the rights of the Finance Parties in agreed form.

"Mandatory Costs" has the meaning given to it in Clause 14.3 (Mandatory Cost);

"Margin" means 2.75 per cent. per annum.

"Market Disruption Event" has the meaning given to it in Clause 10.2 (Market disruption).

"Material Adverse Effect" means, in the reasonable opinion of the Majority Lenders, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any member of the Group or the Group as a whole; or

(b)	the ability of any Transaction Obligor to perform its obligations under any Finance Document; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

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"Membership Interests Security" means, in relation to a Borrower, a document creating Security in respect of the membership interests in that Borrower in agreed form.

“MOA” means each of:

(a)	the memorandum of agreement dated 6 June 2016 and made between (i) Borrower A as buyer and (ii) the Seller for the purchase of Ship A by Borrower A;

(b)	the memorandum of agreement dated 6 June 2016 and made between (i) Borrower B as buyer and (ii) the Seller for the purchase of Ship B by Borrower B;

(c)	the memorandum of agreement dated 6 June 2016 and made between (i) Borrower C as buyer and (ii) the Seller for the purchase of Ship C by Borrower C;

(d)	the memorandum of agreement dated 6 June 2016 and made between (i) Borrower D as buyer and (ii) the Seller for the purchase of Ship D by Borrower D.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

"Mortgage" means, in relation to a Ship, a first preferred or priority ship mortgage (as applicable for the Approved Flag of that Ship) and, if applicable for the Approved Flag of the Ship, a deed of covenant collateral to the said mortgage in agreed form.

"Non-Consenting Lender" means any Lender which does not and continues not to consent or agree to a request of the Borrowers or the Facility Agent (at the request of the Borrowers) to give a consent in relation to, or to agree to a waiver or amendment of, any provision of the Finance Documents when:

(a)	the consent, waiver or amendment in question requires the approval of all of the Lenders; and

(b)	Lenders whose commitments aggregate more than 66 per cent. of the Total Commitments have consented or agreed to such waiver or amendment.

"Obligor" means a Borrower, a Hedge Guarantor, the Parent Guarantor or the Corporate Guarantor.

"Operating Costs" means, in relation to a Ship, the costs and expenses in respect of the technical and commercial operation, insurance, repair and maintenance of that Ship, all payments due under each of the management agreements for that Ship and any other day-to-day running costs in relation to that Ship (including Voyage Expenses but not including any dry docking or special survey costs).

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"Original Financial Statements" means in relation to the Parent Guarantor, the unaudited consolidated financial statements of the Group for its financial year ended 31 December 2015.

"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).

"Parallel Debt" means any amount which an Obligor owes to the Security Agent under Clause 34.3 (Parallel Debt (Covenant to pay the Security Agent))).

"Party" means a party to this Agreement.

"Permitted Charter" means, in relation to a Ship, a charter:

(a)	which is a time or consecutive voyage charter;

(b)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 14 months;

(c)	which is entered into on bona fide arm's length terms at the time at which that Ship is fixed; and

(d)	in relation to which not more than two months' hire is payable in advance,

and any other charter which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

"Permitted Financial Indebtedness" means:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)	any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents in a manner and on terms satisfactory to the Facility Agent (acting on the instructions of the Majority Lenders); and

(c)	any Financial Indebtedness reasonably incurred in connection with the normal commercial operation of the Ship.

"Permitted Security" means:

(a)	Security created by the Finance Documents;

(b)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances, any netting or right of pledge under the general base conditions of a Lender and any right of pledge and set off in connection with permitted cash pool arrangements;

(c)	liens for unpaid master's and crew's wages in accordance with usual maritime practice;

(d)	liens for salvage;

(e)	liens for master's disbursements incurred in the ordinary course of trading, provided such liens do not secure amounts more than 30 days overdue; and

(f)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship and not as a result of any default or omission by any Borrower, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 27.16 (Restrictions on chartering, appointment of managers etc.).

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"Pool Agreement" means any pool agreement to which a Borrower may be a participant.

"Potential Event of Default" means any event or circumstance specified in Clause 30 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Prohibited Person" means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed.

"Protected Party" has the meaning given to it in Clause 12.1 (Definitions).

"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

"Reference Banks" means the principal London offices of Barclays Bank plc, HSBC Bank plc and Lloyds Bank plc or such other banks as may be appointed by the Facility Agent in consultation with the Borrowers.

"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

"Relevant Interbank Market" means the London interbank market.

"Relevant Jurisdiction" means, in relation to a Transaction Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, under the Finance Documents to which it is a party is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security created, or intended to be created, under the Finance Documents to which it is a party.

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"Repayment Date" means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

"Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Repeating Representation" means each of the representations set out in Clause 21 (Representations) except Clause 21.10 (Insolvency) and Clause 21.12 (Deduction of Tax) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Requisition" means, in relation to a Ship:

(a)	any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension) unless it is within 30 days redelivered to the full control of the relevant Borrower; and

(b)	any arrest, capture, seizure or detention of that Ship (including any hijacking or theft) unless it is within 30 days redelivered to the full control of the relevant Borrower.

"Requisition Compensation" includes all compensation or other moneys payable by reason of any Requisition.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Restricted Person" means a person that is (i) listed on, or owned or controlled by a person listed on any Sanctions List; (ii) located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide Sanctions; or (iii) otherwise a target of Sanctions.

"Safety Management Certificate" has the meaning given to it in the ISM Code.

"Safety Management System" has the meaning given to it in the ISM Code.

"Sanctions" means any economic or trade sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by:

(a)	the United States government;

(b)	the United Nations;

(c)	the European Union or its Member States, including without limitation, the United Kingdom;

(d)	any country to which any Obligor, or any other member of the Group or any Affiliate of any of them is bound; or

(e)	the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasure ("OFAC"), the United States Department of State, and her Majesty's Treasury ("HMT") (together "Sanctions Authorities").

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"Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list issued by OFAC, the "Consolidated List of Financial Sanctions Targets and Investment Ban List" issued by HMT, or any similar list issued or maintained or made public by any of the Sanctions Authorities.

"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.

"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document.

"Secured Party" means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

"Security Property" means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)	all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;

(c)	the Security Agent's interest in any turnover trust created under the Finance Documents;

(d)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:

(i)	rights intended for the sole benefit of the Security Agent; and

(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

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"Selection Notice" means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

"Seller" means:

(a)	Sea Hull S1595 Corp, in the case of Ship A, a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, London.

(b)	Sea Hull S1595 Corp, in the case of Ship B, a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, London.

(c)	Sea Hull S1595 Corp, in the case of Ship C, a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, London.

(d)	Sea Hull S1595 Corp, in the case of Ship D, a corporation incorporated in Liberia whose registered office is at 80 Broad Street, Monrovia, London.

"Servicing Party" means the Facility Agent or the Security Agent.

"Ship A" means the Ship described as such in further details in Schedule 7 (Ships).

"Ship B" means the Ship described as such in further details in Schedule 7 (Ships).

"Ship C" means the Ship described as such in further details in Schedule 7 (Ships).

"Ship D" means the Ship described as such in further details in Schedule 7 (Ships).

"Ship" means Ship A, Ship B, Ship C or Ship D.

"Specified Time" means a time determined in accordance with Schedule 9 (Timetables).

"Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Credit" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Deduction" has the meaning given to it in Clause 12.1 (Definitions).

"Tax Payment" has the meaning given to it in Clause 12.1 (Definitions).

"Termination Date" means, in relation to each Tranche, the earlier of:

(a)	84 Months from the Utilisation Date of that Tranche; and

(b)	31 July 2023.

"Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights).

"Total Commitments" means the aggregate of the Commitments, being a maximum of $71,400,000 at the date of this Agreement.

"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship; or

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(b)	any Requisition.

"Total Loss Date" means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.

"Tranche" means Tranche A, Tranche B, Tranche C, Tranche D, Tranche E or Tranche F.

"Tranche A" means that part of the Loan made or to be made available to the Borrowers to finance up to 60 per cent. of the Fair Market Value of Ship A, or if less $17,374,000,

"Tranche B" means that part of the Loan made or to be made available to the Borrowers to finance up to 60 per cent. of the Fair Market Value of Ship B, or if less, $17,374,000.

"Tranche C" means that part of the Loan made or to be made available to the Borrowers to finance up to 60 per cent. of the Fair Market Value of Ship C, or if less, $18,313,000.

"Tranche D" means that part of the Loan made or to be made available to the Borrowers to finance up 60 per cent. of the Fair Market Value of Ship D, or if less, $18,313,000.

"Transaction Document" means:

(a)	a Finance Document;

(b)	the Pool Agreement; or

(c)	any other document designated as such by the Facility Agent and the Borrower.

"Transaction Obligor" means an Obligor, an Approved Manager which is a member of the Group or any other person, except a Finance Party who executes a Finance Document.

"Transaction Security" means the Security created or intended to be created in favour of the Security Agent pursuant to the Finance Documents.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrowers.

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

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(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

"UK Establishment" means a UK establishment as defined in the Overseas Regulations.

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

"US Tax Obligor" means:

(a)	a Borrower which is resident for tax purposes in the United States; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.

"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Advance is to be made.

"Utilisation Request" means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

"VAT" means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

"Voyage Expenses" means, in relation to a Ship, expenses and disbursements incurred by a Borrower or an Approved Manager in respect of that Ship for port dues, canal dues, pilotage, towage and other charges and/or taxes customarily charged to that Ship under a normal voyage charter together with the cost of repositioning for the next voyage and the cost of bunker fuel and lubrication oil consumed on such voyage or in repositioning and including insurance premiums and reimbursement where applicable.

"Write-down and Conversion Powers" means in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	the "Account Bank", any "Mandated Lead Arranger", any "Bookrunner", the "Facility Agent", any "Finance Party", any "Hedge Counterparty", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Security Agent", any "Transaction Obligor" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

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(iii)	"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	"document" includes a deed and also a letter, fax or telex;

(v)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)	a "Finance Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended or novated;

(vii)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(ix)	"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(x)	a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(xi)	a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiii)	a time of day is a reference to London time;

(xiv)	any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xv)	words denoting the singular number shall include the plural and vice versa; and

(xvi)	"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

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1.3	Construction of insurance terms

In this Agreement:

"approved" means, for the purposes of Clause 25 (Insurance Undertakings), approved in writing by the Facility Agent;

"excess risks" means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims;

"obligatory insurances" means all insurances effected, or which any Borrower is obliged to effect, under Clause 25 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document;

"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 1 of the Institute Time Clauses (Hulls) (1/10/82) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; and

"war risks" includes the risk of mines and all risks excluded by clause 23 of the Institute Time Clauses (Hulls)(1/10/83) or clause 24 of the Institute Time Clauses (Hulls) (1/11/1995).

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by each Borrower and the Facility Agent); or

(b)	in any other form agreed in writing between each Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause 46.2 (All Lender matters) applies, all the Lenders.

1.5	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	Any Receiver, Delegate or any other person described in paragraph (d) of Clause 14.2 (Other indemnities), paragraph (b) of Clause 33.10 (Exclusion of liability) or Clause 34.17 (No proceedings) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.
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Section 2

The Facility

2	The Facility

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a dollar term loan facility in four Tranches in an aggregate amount not exceeding the Total Commitments.

2.2	Finance Parties' rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

(d)	Notwithstanding any other provision of the Finance Documents, a Finance Party may separately sue for any Unpaid Sum due to it without the consent of any other Finance Party or joining any other Finance Party to the relevant proceedings.

2.3	Increase commitment option

(a)	The Obligors may, prior to 31 July 2017, request by written notice to the Facility Agent an increase in the Total Commitments for the purpose of financing the acquisition of an additional ship or ships provided always that the financial covenants set out in Clause 23 (Financial Covenants) are complied with measured on a pro forma basis immediately prior to and following such increase in the Total Commitments and subject always to:

(i)	such terms and conditions as the Lenders may require in relation to any such increase;

(ii)	such ship being in all respects satisfactory to the Lenders;

(iii)	no Event of Default having occurred or being continuing;

(iv)	such amendments to the Finance Documents and such additional security and collateral documentation being executed in favour of the Finance Parties to the satisfaction of the Facility Agent (acting on the instructions of all Lenders); and

(v)	delivery to the Facility Agent of all of the conditions precedent which the Facility Agent would be entitled to receive pursuant to paragraph (e) of Clause 4.2 (Further conditions precedent) mutatis mutandis.

(b)	The Lenders may in their discretion agree to provide the increase in Total Commitments set out in paragraph (a) of Clause 2.3 (Increase commitment option) but have no obligation to do so.

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3	Purpose

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility only for the purpose stated in the preamble (Background) to this Agreement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation

4.1	Initial conditions precedent

The Borrowers may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date and before the Advance is made available:

(a)	no Default is continuing or would result from the proposed Advance;

(b)	the Repeating Representations to be made by each Obligor are true;

(c)	no event described in paragraph (b) of Clause 7.5 (Mandatory prepayment on sale or Total Loss) has occurred in relation to the Ship in respect of which such Advance is to be made;

(d)	the provisions of paragraph (c) of Clause 10.3 (Alternative basis of interest or funding, suspension) do not apply; and

(e)	the Facility Agent has received on or before the relevant Utilisation Date, or is satisfied it will receive when the Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

4.3	Notification of satisfaction of conditions precedent

(a)	The Facility Agent shall notify the Borrowers and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

(b)	Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Waiver of conditions precedent

If the Lenders, at their discretion, permit an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrowers shall ensure that that condition is satisfied within five Business Days after the relevant Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Lenders, may agree in writing with the Borrowers.

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Section 3

Utilisation

5	Utilisation

5.1	Delivery of a Utilisation Request

(a)	The Borrowers may utilise the Facility or any part of it by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)	The Borrowers may not deliver more than one Utilisation Request in respect of a Tranche.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the relevant Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Advance may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be dollars.

(b)	The amount of a proposed Advance under:

(i)	Tranche A must be an amount which, on the proposed Utilisation Date, does not exceed the lesser of (i) 60 per cent. of the Fair Market Value of Ship A, or (ii) $17,374,000;

(ii)	Tranche B must be an amount which, on the proposed Utilisation Date, does not exceed the lesser of (i) 60 per cent. of the Fair Market Value of Ship B, or (ii) $17,374,000;

(iii)	Tranche C must be an amount which, on the proposed Utilisation Date, does not exceed the lesser of (i) 60 per cent. of the Fair Market Value of Ship C, or (ii) $18,313,000; and

(iv)	Tranche D must be an amount which, on the proposed Utilisation Date, does not exceed the lesser of (i) 60 per cent. of the Fair Market Value of Ship D, or (ii) $18,313,000.

(c)	The amount of the proposed Advance must be an amount which, when aggregated with any previous Advances utilised under this Facility, is not more than the Available Facility.

(d)	The amount of the proposed Advance must be an amount which would not oblige the Borrowers to provide additional security or prepay part of the Advance if the ratio set out in Clause 28 (Security Cover) were applied and notice was given by the Facility Agent under Clause 28.1 (Minimum required security cover) immediately after the Loan was made.

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5.4	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender's participation in each Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making that Advance.

(c)	The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance by the Specified Time.

5.5	Cancellation of Commitments

The Commitments in respect of any Tranche which are unutilised at the end of the Availability Period for such Tranche shall then be cancelled.

5.6	Payment to third parties

The Facility Agent shall, on each Utilisation Date, pay to, or for the account of, the relevant Borrower or the relevant Seller which is to utilise the Advance the amounts which the Facility Agent receives from the Lenders in respect of the Advance. That payment shall be made in like funds as the Facility Agent received from the Lenders in respect of the Advance to the account which the Borrowers specify in the relevant Utilisation Request.

5.7	Disbursement of Advance to third party

A payment by the Facility Agent under Clause 5.6 (Payment to third parties) to a person other than a Borrower shall constitute the making of the relevant Advance and the Borrowers shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's participation in that Advance.

5.8	Prepositioning of funds

If, in respect of the Utilisation of any Advance, the Lenders, at the request of the Borrowers and on terms acceptable to all the Lenders and in their absolute discretion, preposition funds with any bank, each Borrower and each Guarantor:

(a)	agree to pay interest on the amount of the funds so prepositioned at the rate described in Clause 8.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on such Advance after the Utilisation Date in respect of it or, if such Utilisation Date does not occur, within three Business Days of demand by the Facility Agent; and

(b)	shall, without duplication, indemnify each Finance Party against any costs, loss or liability it may occur in connection with such arrangement.

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Section 4

Repayment, Prepayment and Cancellation

6	Repayment

6.1	Repayment of Loan

(a)	The Borrowers shall repay each Tranche on a linear quarterly basis reflecting a repayment profile whereby each Tranche will be fully repaid once the age of the relevant Ship relating to that Tranche is 15 years, the first repayment to be repaid on the date falling 3 Months after the Utilisation Date for that Tranche, and the last on the Termination Date, together with a balloon instalment of all outstanding amounts relating to that Tranche repayable at the same time as the last quarterly instalment (each a "Repayment Instalment").

(b)	The Borrowers may, at their option, but subject to the consent of the Facility Agent, acting with the approval of the Majority Lenders, such approval not to be unreasonably withheld, synchronise the Repayment Dates of the Tranches by matching the Repayment Dates of any Tranche utilised under this Agreement to the Repayment Dates of another Tranche.

(c)	The Majority Lenders may, at their option, but subject to the consent of the Borrowers, such approval not to be unreasonably withheld, synchronise the Repayment Dates of the Tranches by matching the Repayment Dates of any Tranche utilised under this Agreement to the Repayment Dates of another Tranche.

6.2	Termination Date

On the Termination Date, the Borrowers shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.3	Reborrowing

No Borrower may reborrow any part of the Facility which is repaid.

7	Payment and Cancellation

7.1	Illegality

(a)	If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(i)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(ii)	upon the Facility Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and

(iii)	the Borrowers shall repay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

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(b)	Any partial prepayment under this Clause 7.1 (Illegality) shall reduce pro rata the amount of each Repayment Instalment falling after that prepayment by the amount prepaid.

7.2	Change of control

(a)	If, without the Lenders' prior consent, any person or group of persons acting in concert gains control of the Parent Guarantor:

(i)	the Parent Guarantor shall promptly notify the Facility Agent upon becoming aware of that event; and

(ii)	irrespective of whether notice is given under Clause 7.2 (a)(i) (Change of control) above, if the Majority Lenders so require, the Facility Agent shall, by no less than 30 days' notice to the Borrowers, cancel the Facility and declare the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)	For the purpose of paragraph (a) above "control" means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 25 per cent. of the maximum number of votes that might be cast at a general meeting of the Parent Guarantor; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent Guarantor; or

(C)	give directions with respect to the operating and financial policies of the Parent Guarantor with which the directors or other equivalent officers of the Parent Guarantor are obliged to comply; and/or

(ii)	the holding (beneficially) of more than 25 per cent. of the issued share capital of the Parent Guarantor (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and/or

(iii)	the merger or consolidation of the Parent Guarantor; and/or

(iv)	the approval of a complete liquidation or dissolution of the Parent Guarantor.

(c)	For the purpose of paragraph (a) above "acting in concert" means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Parent Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Parent Guarantor.

7.3	Voluntary and automatic cancellation

(a)	The Borrowers may, if they give the Facility Agent not less than 15 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $500,000) of the Available Facility. Any cancellation under this Clause 7.3 (Voluntary and automatic cancellation) shall reduce the Commitments of the Lenders and the amount of each Tranche then unutilised rateably.

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(b)	The unutilised Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which the Loan is made available.

7.4	Voluntary prepayment of Loan

(a)	The Borrowers may, if they give the Facility Agent not less than 15 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $500,000 or a multiple of that amount).

(b)	The Loan may only be prepaid after the last day of the last Availability Period (or, if earlier, the day on which the Available Facility is zero) Provided that any amount advanced to the Borrowers prior to the last day of the Availability Period may be prepaid subject to payment by the Borrowers of any Breakage Costs and the other provisions of this Clause 7.4 (Voluntary prepayment of Loan).

(c)	Any partial prepayment under this Clause 7.4 (Voluntary prepayment of Loan) shall be applied as follows:

(i)	50 per cent. of the amount prepaid shall reduce in inverse order of maturity the amount of each Repayment Instalment for the relevant Tranche falling after that prepayment; and

(ii)	50 per cent. of the amount prepaid may be applied on a pro-rata basis towards satisfaction of the Repayment Instalments set out in Clause 6.1 (Repayment of Loan).

(d)	Subject to Lenders consent, such consent not to be unreasonably withheld, the Borrowers may request to apply a voluntary prepayment towards full or partial repayment of a particular Tranche and, in the case of a full repayment only, a release of the Ship securing that Tranche, Provided that the security cover as determined pursuant to Clause 28.1 (Minimum required security cover) does not decrease by more than 2.5 per cent. and the Facility Agent shall have the right to request the Borrowers to, and the Borrowers shall within 15 Business Days of such request, (i) provide additional security acceptable to the Lenders and/or (ii) make a prepayment of the Loan so that the security cover does not decrease by more than 2.5 per cent.. Any such prepayment shall be applied first against the Tranche to which the ship relates and then pro rata against the remaining Tranches and against each such remaining Tranche in inverse order of maturity. This sub-paragraph (d) is subject to payment by the Borrowers of any Breakage Costs.

7.5	Mandatory prepayment on sale or Total Loss

(a)	If a Ship is sold or becomes a Total Loss, the Borrowers shall on the Relevant Date prepay the Tranche applicable to that Ship.

(b)	On the Relevant Date, the Borrowers shall also prepay such part of the Loan as shall eliminate any shortfall arising if the ratio set out in Clause 28 (Security Cover) were applied immediately following the payment referred to in paragraph (a) above.

(c)	Provided that no Default has occurred and is continuing, any remaining proceeds of the sale or Total Loss of the Ship after the prepayment referred to in paragraph (a) and paragraph (b) above has been made together with all other amounts that are payable on any such prepayment pursuant to the Finance Documents shall be paid to the Borrower that owned the relevant Ship.

(d)	Immediately following a sale or Total Loss of the Ship the Borrowers may enter into negotiations with the Lenders at the absolute discretion of the Lenders to replace the Ship with a ship of similar specifications to the Ship subject to the following conditions:

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(i)	the Borrowers shall provide the Lenders with cash collateral to be paid to the Earnings Accounts in an aggregate amount equal to the outstanding amount of the Loan on the date of the sale or Total Loss;

(ii)	if, within 14 days, or as otherwise agreed with the Facility Agent, of the sale or Total Loss, the Borrowers and the Lenders agree on a replacement ship, the Borrowers and the Guarantors shall enter such amendments to the Finance Documents and provide similar security over the replacement ship to that granted in relation to the Ship in such form as the Facility Agent shall require and, If such security is granted, the cash collateral shall be released to the Borrowers; and

(iii)	if the Lenders do not agree to take security over the replacement ship, the Borrowers shall prepay the Loan and the cash collateral shall be released to the Borrowers.

(e)	In this Clause 7.5 (Mandatory prepayment on sale or Total Loss):

"Relevant Date" means:

(i)	in the case of a sale of a Ship, on the date on which the sale is completed by delivery of that Ship to the buyer of that Ship; and

(ii)	in the case of a Total Loss of a Ship, on the earlier of:

(A)	the date falling 150 days after the Total Loss Date; and

(B)	the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

(f)	Any partial prepayment of the Loan under this Clause 7.5 (Mandatory prepayment on sale or Total Loss) shall reduce in inverse order of maturity the amount of each Repayment Instalment falling after that prepayment by the amount prepaid.

7.6	Mandatory prepayment of Hedging Payment Proceeds

Any Hedging Prepayment Proceeds arising as a result of any cancellation or prepayment under this Agreement shall, following payment into the Earnings Account in accordance with Clause 29.1 (Payment of Earnings), be applied on the last day of the Interest Period which ends on or after such payment in, in prepayment of the Loan and shall reduce pro rata the amount of each Repayment Instalment falling after that prepayment by the amount prepaid.

7.7	Right of replacement or repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from a Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or

(iii)	the Facility Agent receives notification from an Affected Lender under paragraph (b)(iii) of Clause 10.2 (Market disruption),

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the Borrowers may:

(A)	whilst in the case of paragraph (i) and (ii) above the circumstance giving rise to the requirement for that increase or indemnification continues ; or

(B)	whilst in the case of paragraph (iii) above the Market Disruption Event in relation to the Affected Lender continues,

give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan or give the Facility Agent notice of its intention to replace that Lender in accordance with paragraph (e) below.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Borrowers have given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified the Borrowers in that notice), the Borrowers shall repay that Lender's participation in the Loan.

(d)	Any partial prepayment under this Clause 7.7 (Right of replacement or repayment and cancellation in relation to a single Lender) shall reduce pro rata the amount of each Repayment Instalment falling after that prepayment by the amount prepaid.

(e)	The Borrowers may, in the circumstances set out in paragraph (a) above, on 10 Business Days' prior notice to the Facility Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 31 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrowers which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 31 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender's participation in the Loan and all accrued interest (to the extent that the Facility Agent has not given a notification under Clause 31.9 (Pro rata interest settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents.

(f)	The replacement of a Lender pursuant to paragraph (e) above shall be subject to the following conditions:

(i)	the Borrowers shall have no right to replace a Servicing Party;

(ii)	neither the Facility Agent nor any Lender shall have any obligation to find a replacement Lender;

(iii)	in no event shall the Lender replaced under paragraph (e) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(iv)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (e) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer.

(g)	A Lender shall perform the checks described in paragraph (f)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (e) above and shall notify the Facility Agent and the Borrowers when it is satisfied that it has complied with those checks.

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7.8	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 (Payment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and amounts (if any) payable under the Hedging Agreements in connection with that prepayment and, subject to any Break Costs, without premium or penalty.

(c)	No Borrower may reborrow any part of the Facility which is prepaid.

(d)	No Borrower shall repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Facility Agent receives a notice under this Clause 7 (Payment and Cancellation) it shall promptly forward a copy of that notice to either the Borrowers or the affected Lenders and/or Hedge Counterparties, as appropriate.

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Section 5

Costs of Utilisation

8	Interest

8.1	Calculation of interest

The rate of interest on the Loan or any part of the Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the Margin;

(b)	LIBOR; and

(c)	Mandatory Costs (if any).

8.2	Payment of interest

(a)	The Borrowers shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period.

(b)	If an Interest Period is longer than three Months, the Borrowers shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at three Monthly intervals after the first day of the Interest Period.

8.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is two per cent. higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause 8.3 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.

(b)	If an Unpaid Sum consists of all or part of the Loan which became due on a day which was not the last day of an Interest Period relating to the Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be two per cent. higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

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8.5	Hedging

(a)	The Borrowers may enter into Hedging Agreements and shall after that date maintain such Hedging Agreements in accordance with this Clause 8.5 (Hedging).

(b)	The Hedge Counterparties will in its sole discretion have a right of first refusal, pro rata based on their respective Commitments, to enter into a Hedging Agreement with a Borrower but will not be obliged to do so.

(c)	Each Hedging Agreement shall:

(i)	be with a Hedge Counterparty and each Hedge Counterparty shall also be a Lender;

(ii)	be for a term ending on or before the Termination Date;

(iii)	have settlement dates coinciding with the Interest Payment Dates;

(iv)	be in agreed form;

(v)	provide for two-way payments in the event of a termination of a transaction in respect of a Hedging Agreement, whether on a Termination Event (as defined in the relevant Hedging Agreement) or on an Event of Default (as defined in the relevant Hedging Agreement); and

(vi)	provide that the Termination Currency (as defined in the relevant Hedging Agreement) shall be dollars.

(d)	The rights of each Borrower under the Hedging Agreements shall be assigned by way of security under a Hedging Agreement Assignment.

(e)	The parties to each Hedging Agreement must comply with the terms of that Hedging Agreement.

(f)	Neither a Hedge Counterparty nor a Borrower may amend, supplement, extend or waive the terms of any Hedging Agreement without the consent of the Facility Agent.

(g)	Paragraph (f) above shall not apply to an amendment, supplement or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement.

(h)	If, at any time, the aggregate notional principal amount of the transactions in respect of the Hedging Agreements exceeds or, as a result of any repayment or prepayment under this Agreement, will exceed 100 per cent. of the Loan at that time, the Borrowers must promptly notify the Facility Agent and must reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Hedge Counterparties so that it no longer exceeds or will not exceed 100 per cent. of the Loan then or that will be outstanding.

(i)	Any reductions in the aggregate notional amount of the transactions in respect of the Hedging Agreements in accordance with paragraph (h) above will be apportioned as between those transactions pro rata.

(j)	Subject to paragraph (m) below, neither a Hedge Counterparty nor a Borrower may terminate or close out any transactions in respect of any Hedging Agreement (in whole or in part) except:

(i)	in accordance with paragraph (h) above;

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(ii)	on the occurrence of an Illegality, (as such expression is defined in the relevant Hedging Agreement);

(iii)	in the case of termination or closing out by a Hedge Counterparty, if the Facility Agent makes a demand for repayment of the Loan but irrespective as to whether such payment is made pursuant to that demand;

(iv)	in the case of any other termination or closing out by a Hedge Counterparty or a Borrower, with the consent of the Facility Agent;

(v)	if the Secured Liabilities (other than in respect of the Hedging Agreements) have been irrevocably and unconditionally paid and discharged in full;

(vi)	if an Obligor does not pay on the due date any amount payable pursuant to a Finance Document;

(vii)	if a notice is served pursuant to Clause 30.17 (Acceleration);

(viii)	if ABN AMRO Bank N.V. ceases to be a Lender; or

(ix)	if an Obligor becomes insolvent as referred to in Clause 30.7 (Insolvency).

(k)	If a Hedge Counterparty is entitled to terminate or close out any transaction in respect of any Hedging Agreement under paragraph (j)(iii) above, such Hedge Counterparty shall promptly terminate or close out such transaction following a request to do so by the Security Agent.

(l)	A Hedge Counterparty may only suspend making payments under a transaction in respect of a Hedging Agreement if a Borrower is in breach of its payment obligations under any transaction in respect of that Hedging Agreement.

(m)	Each Hedge Counterparty consents to, and acknowledges notices of, the assigning by way of security by each Borrower pursuant to the relevant Hedging Agreement Assignment of its rights under the Hedging Agreements to which it is party in favour of the Security Agent.

(n)	Any such assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

(o)	The Security Agent shall not be liable for the performance of any of a Borrower's obligations under a Hedging Agreement.

9	Interest Periods

9.1	Selection of Interest Periods

(a)	The Borrowers may select the Interest Period for each Tranche in the Utilisation Request for that Tranche. Subject to paragraph (f) below, the Borrowers may select each subsequent Interest Period in respect of each Tranche in a Selection Notice.

(b)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrowers not later than the Specified Time.

(c)	If the Borrowers fail to select an Interest Period in the Utilisation Request applicable to a Tranche or fail to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to Clause 9.2 (Changes to Interest Periods) below, be three Months.

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(d)	Subject to this Clause 9 (Interest Periods), the Borrowers may select an Interest Period of 1, 3, 6, 9 or 12 Months or any other period agreed between the Borrowers and the Facility Agent (acting on the instructions of all the Lenders) provided that the number of one month Interest Periods in any year shall not exceed three one month Interest Periods.

(e)	An Interest Period in respect of the Loan shall not extend beyond the Termination Date.

(f)	In respect of a Repayment Instalment, an Interest Period for a part of the Loan equal to such Repayment Instalment shall end on the Repayment Date relating to it if such date is before the end of the Interest Period then current.

(g)	The first Interest Period for a Tranche shall start on the first Utilisation Date for that Tranche and each subsequent Interest Period shall start on the last day of the preceding Interest Period.

(h)	Except for the purposes of paragraph (f) above, each Tranche shall have one Interest Period only at any time.

9.2	Changes to Interest Periods

(a)	If after the Borrowers have selected and the Lenders have agreed an Interest Period longer than three months, any Lender notifies the Facility Agent within two Business Days after the Specified Time relating to the relevant Utilisation Request or Selection Notice that it is not satisfied that deposits in dollars for a period equal to the Interest Period will be available to it in the Relevant Interbank Market when the Interest Period commences, the Facility Agent shall shorten the Interest Period to three months.

(b)	If the Facility Agent makes any change to an Interest Period referred to in this Clause 9.2 (Changes to Interest Periods), it shall promptly notify the Borrowers and the Lenders.

(c)	The Borrowers may, at their option, but subject to the consent of the Facility Agent, acting with the approval of the Majority Lenders, such approval not to be unreasonably withheld, synchronise the Interest Period s of the Tranches by matching the Interest Periods of any Tranche utilised under this Agreement to the Interest Periods of another Tranche.

(d)	The Majority Lenders may, at their option, but subject to the consent of the Borrowers, such approval not to be unreasonably withheld, synchronise the Interest Periods of the Tranches by matching the Interest Periods of any Tranche utilised under this Agreement to the Interest Periods of another Tranche.

9.3	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	Changes to the Calculation of Interest

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

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10.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to the Loan or any Advance for any Interest Period, then the rate of interest on each Lender's share of the Loan or such Advance for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan or such Advance from whatever source it may reasonably select.

(b)	In this Agreement "Market Disruption Event" means:

(i)	at or about noon on the Quotation Day for the relevant Interest Period, LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for dollars for the relevant Interest Period; or

(ii)	before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed 30 per cent. of the Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR; or

(iii)	at least one Business Day before the start of an Interest Period, the Facility Agent receives notification from a Lender (the "Affected Lender") that for any reason it is unable to obtain dollars in the Relevant Interbank Market in order to fund its participation in the Loan or any Advance.

10.3	Alternative basis of interest or funding, suspension

(a)	If a Market Disruption Event occurs and the Facility Agent or the Borrowers so require, the Facility Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

(b)	Any substitute or alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

(c)	If a Market Disruption Event occurs before an Advance is made:

(i)	in circumstances falling within paragraph (b)(i) of Clause 10.2 (Market disruption) or paragraph (b)(ii) of Clause 10.2 (Market disruption), the Lenders' obligation to make that Advance; or

(ii)	in circumstances falling within paragraph (b)(iii) of Clause 10.2 (Market disruption), the Affected Lender's obligation to participate in that Advance,

shall be suspended while the circumstances giving rise to the Market Disruption Event continue.

10.4	Break Costs

(a)	The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by a Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum.

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(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	Fees

11.1	Commitment fee

(a)	The Borrowers shall pay to the Facility Agent (for the account of each Lender) a fee computed at the rate of 40 per cent. of the Margin payable quarterly in arrears on the undrawn and un-cancelled portion of the Loan from the date of this Agreement.

(b)	If a Tranche or part of a Tranche is cancelled, the accrued commitment fee is payable on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

11.2	Upfront Fee

The Borrowers shall pay to the Facility Agent for distribution to the Mandated Lead Arranger and the Bookrunner an upfront fee in the amount and at the times agreed in a Fee Letter.

11.3	Security Agent and Facility Agent fee

The Borrowers shall pay to the Facility Agent (for distribution to the Security Agent as agreed between the Security Agent and the Facility Agent) a facility and security agency fee in the amount and at the times agreed in a Fee Letter.

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Section 6

Additional Payment Obligations

12	Tax Gross Up and Indemnities

12.1	Definitions

(a)	In this Agreement:

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 12 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

(c)	This Clause 12 (Tax Gross Up and Indemnities) shall not apply to any Hedging Agreement.

12.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

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12.3	Tax indemnity

(a)	The Borrowers shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost

is compensated for by an increased payment under Clause 12.2 (Tax gross-up).

(c)	A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrowers.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Facility Agent.

12.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes

The Borrowers shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	VAT

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

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(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)	Any reference in this Clause 12.6 (VAT) to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to any member of such group at such time.

(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

12.7	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

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(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

12.9	Lender FATCA compliance

Each Lender agrees to make reasonable efforts to become FATCA compliant.

13	Increased Costs

13.1	Increased costs

(a)	Subject to Clause 13.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,

in each case after the date of this Agreement; or

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(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

(b)	In this Agreement:

(i)	"Basel III" means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)	the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

(ii)	"CRD IV" means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

(B)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(C)	any other law or regulation which implements Basel III.

(iii)	"Increased Costs" means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

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13.3	Exceptions

Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	relates to a FATCA Deduction required to be made by a Party;

(c)	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(d)	compensated for by any payment made pursuant to Clause 14.3 (Mandatory Cost);

(e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(f)	incurred by a Hedge Counterparty in its capacity as such.

14	Other Indemnities

14.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

(c)	This Clause 14.1 (Currency indemnity) does not apply to any sum due to a Hedge Counterparty in its capacity as such.

14.2	Other indemnities

(a)	Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 37 (Sharing Among the Finance Parties);

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(iii)	funding, or making arrangements to fund, its participation in an Advance requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

(b)	Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

(c)	Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

(d)	Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause 14.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

14.3	Mandatory Cost

Each Borrower shall, on demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:

(a)	in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions) in respect of loans made from that Facility Office; and

(b)	in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loan.

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14.4	Indemnity to the Servicing Parties

Each Obligor shall, on demand, indemnify each Servicing Party against any reasonable cost, loss or liability incurred by that Servicing Party (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; and

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.

14.5	Indemnity to the Facility Agent

Each Obligor shall, on demand, indemnify the Facility Agent against any reasonable cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause 38.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

14.6	Indemnity to the Security Agent

(a)	Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them:

(i)	in relation to or as a result of:

(A)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(B)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(C)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(D)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(E)	any action by any Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(F)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents;

(ii)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

(b)	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.6 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

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15	Mitigation by the Finance Parties

15.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities), Clause 13 (Increased Costs) or paragraph (a) of Clause 14.3 (Mandatory Cost) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(a)	Each Borrower shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	Costs and Expenses

16.1	Transaction expenses

The Borrowers shall, on demand, pay the Facility Agent, the Security Agent and each Mandated Lead Arranger the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement;

(b)	the Transaction Security; and

(c)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 38.9 (Change of currency); or

(c)	an Obligor requests, and the Security Agent agrees to, the release of all or any part of the Charged Property from the Transaction Security,

the Borrowers shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Borrowers shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing those rights.

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Section 7

Guarantees and Joint and Several Liability of Borrowers

17	Guarantee and Indemnity – Guarantors

17.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each Obligor other than the Guarantors of all such other Obligor's obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever an Obligor other than the Guarantors do not pay any amount when due under or in connection with any Finance Document, the Guarantors shall immediately on demand pay that amount as if it were the principal obligor; and

(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor other than the Guarantors not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantors under this indemnity will not exceed the amount it would have had to pay under this Clause 17 (Guarantee and Indemnity – Guarantors) if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantors under this Clause 17 (Guarantee and Indemnity – Guarantors) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences

The obligations of the Guarantors under this Clause 17 (Guarantee and Indemnity – Guarantors) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 17.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 17 (Guarantee and Indemnity – Guarantors) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

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(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

17.5	Immediate recourse

The Guarantors waive any right they may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 17 (Guarantee and Indemnity – Guarantors). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantors shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Guarantors or on account of any Guarantor's liability under this Clause 17 (Guarantee and Indemnity – Guarantors).

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17.7	Deferral of Guarantors' rights

All rights which the Guarantors at any time have (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, the Guarantors will not exercise any rights which they may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by the Guarantors of their obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17 (Guarantee and Indemnity – Guarantors):

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor's obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Guarantors have given a guarantee, undertaking or indemnity under Clause 17 (Guarantee and Indemnity – Guarantors);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If the Guarantors receive any benefit, payment or distribution in relation to such rights they shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 38 (Payment Mechanics).

17.8	Additional security

This guarantee and any other Security given by the Guarantors is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

17.9	Applicability of provisions of Guarantee to other Security

Clauses 17.2 (Continuing guarantee), 17.3 (Reinstatement), 17.4 (Waiver of defences), 17.5 (Immediate recourse), 17.6 (Appropriations), 17.7 (Deferral of Guarantors' rights) and 17.8 (Additional security) shall apply, with any necessary modifications, to any Security which the Guarantors create (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

18	Joint and Several Liability of the Guarantors

18.1	Joint and several liability

All liabilities and obligations of the Guarantors under this Agreement shall, whether expressed to be so or not, be joint and several.

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18.2	Waiver of defences

The liabilities and obligations of a Guarantor shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards the other Guarantor;

(b)	any Lender or the Security Agent entering into any rescheduling, refinancing or other arrangement of any kind with the other Guarantor;

(c)	any Lender or the Security Agent releasing the other Guarantor or any Security created by a Finance Document; or

(d)	any time, waiver or consent granted to, or composition with the other Guarantor or other person;

(e)	the release of the other Guarantor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(f)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the other Guarantor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the other Guarantor or any other person;

(h)	any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(i)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or

(j)	any insolvency or similar proceedings.

18.3	Principal Debtor

Each Guarantor declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Guarantor shall, in any circumstances, be construed to be a surety for the obligations of the other Guarantor under this Agreement.

18.4	Guarantor restrictions

(a)	Subject to paragraph (b) below, during the Security Period no Guarantor shall:

(i)	claim any amount which may be due to it from the other Guarantor whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(ii)	take or enforce any form of security from the other Guarantor for such an amount, or in any the way seek to have recourse in respect of such an amount against any asset of the other Guarantor; or

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(iii)	set off such an amount against any sum due from it to the other Guarantor; or

(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving the other Guarantor; or

(v)	exercise or assert any combination of the foregoing.

(b)	If during the Security Period, the Facility Agent, by notice to a Guarantor, requires it to take any action referred to in paragraph (a) above in relation to the other Guarantor, that Guarantor shall take that action as soon as practicable after receiving the Facility Agent's notice.

18.5	Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Guarantors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by the other Guarantor; or

(b)	to claim any contribution from the other Guarantor in relation to any payment made by it under the Finance Documents.

19	Joint and Several Liability of the Borrowers

19.1	Joint and several liability

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

19.2	Waiver of defences

The liabilities and obligations of a Borrower shall not be impaired by:

(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

(b)	any Lender or the Security Agent entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

(c)	any Lender or the Security Agent releasing any other Borrower or any Security created by a Finance Document;

(d)	any time, waiver or consent granted to, or composition with any other Borrower or other person;

(e)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(f)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Borrower or any other person;

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(h)	any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(i)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or

(j)	any insolvency or similar proceedings.

19.3	Principal Debtor

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of any other Borrower under this Agreement.

19.4	Borrower restrictions

(a)	Subject to paragraph (b) below, during the Security Period no Borrower shall:

(i)	claim any amount which may be due to it from any other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(ii)	take or enforce any form of security from any other Borrower for such an amount, or in any the way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(iii)	set off such an amount against any sum due from it to any other Borrower; or

(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower; or

(v)	exercise or assert any combination of the foregoing.

(b)	If during the Security Period, the Facility Agent, by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Facility Agent's notice.

19.5	Deferral of Borrowers' rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by any other Borrower; or

(b)	to claim any contribution from any other Borrower in relation to any payment made by it under the Finance Documents.

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Section 8

Guarantee and Indemnity - Hedge Guarantors

20	Guarantee and Indemnity – Hedge Guarantors

20.1	Guarantee and indemnity

Each Hedge Guarantor irrevocably and unconditionally:

(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Hedging Agreements;

(b)	undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Hedging Agreement, that Hedge Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Hedging Agreement on the date when it would have been due. The amount payable by a Hedge Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 20 (Guarantee and Indemnity – Hedge Guarantors) if the amount claimed had been recoverable on the basis of a guarantee.

20.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Hedging Agreements, regardless of any intermediate payment or discharge in whole or in part.

20.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Hedge Guarantor under this Clause 20 (Guarantee and Indemnity – Hedge Guarantors) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

20.4	Waiver of defences

The obligations of each Hedge Guarantor under this Clause 20 (Guarantee and Indemnity – Hedge Guarantors) (and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause 20.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause 20 (Guarantee and Indemnity – Hedge Guarantors)) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

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(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

20.5	Immediate recourse

Each Hedge Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause 20 (Guarantee and Indemnity – Hedge Guarantors).

This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.6	Appropriations

Until all amounts which may be or become payable by the Borrowers under or in connection with the Hedging Agreements have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Hedge Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Hedge Guarantor or on account of any Hedge Guarantor's liability under this Clause 20 (Guarantee and Indemnity – Hedge Guarantors).

20.7	Deferral of Hedge Guarantors' rights

All rights which each Hedge Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, no Hedge Guarantor will exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 20 (Guarantee and Indemnity – Hedge Guarantors):

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(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor's obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Hedge Guarantor has given a guarantee, undertaking or indemnity under Clause 19 (Joint and Several Liability of the Borrowers);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If a Hedge Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 38 (Payment Mechanics).

20.8	Additional security

This guarantee and any other Security given by a Hedge Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

20.9	Applicability of provisions of Guarantee to other Security

Clauses 20.2 (Continuing guarantee), 20.3 (Reinstatement), 20.4 (Waiver of defences), 20.5 (Immediate recourse), 20.6 (Appropriations), 20.7 (Deferral of Hedge Guarantors' rights) and 20.8 (Additional security) shall apply, with any necessary modifications, to any Security which a Hedge Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

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Section 9

Representations, Undertakings and Events of Default

21	Representations

21.1	General

Each Obligor makes the representations and warranties set out in this Clause 21 (Representations) to each Finance Party on the date of this Agreement.

21.2	Status

(a)	In the case of each Borrower and the Corporate Guarantor, it is a limited liability company, duly formed and validly existing in good standing under the law of its jurisdiction of incorporation and in the case of the Parent Guarantor it is a corporation, duly incorporated and validly existing in good standing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

21.3	Membership interests and ownership

(a)	The aggregate membership interests expressed in terms of shares authorised to be issued by each Borrower is one hundred LLC shares, which shares are uncertified.

(b)	The legal title to and beneficial interest in the membership interests in each Borrower is held free of any Security or any other claim by the Corporate Guarantor.

(c)	None of the membership interests in any Borrower is subject to any option to purchase, pre-emption rights or similar rights.

(d)	The legal title to and beneficial interest in the membership interests in the Corporate Guarantor is held free of any Security or any other claim by the Parent Guarantor.

21.4	Binding obligations

The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

21.5	Validity, effectiveness and ranking of Security

(a)	Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery and, where applicable, registration create the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

(b)	No third party has or will have any Security (except for Permitted Security) over any assets that are the subject of any Transaction Security granted by it.

(c)	The Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking security.

(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

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21.6	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any member of the Group; or

(c)	any agreement or instrument binding upon it or any member of the Group or any member of the Group's assets or constitute a default or termination event (however described) under any such agreement or instrument.

21.7	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and

(ii)	in the case of each Borrower, its registration of the Ship owned by it under its Approved Flag.

(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

21.8	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

21.9	Governing law and enforcement

(a)	The choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)	Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

21.10	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 30.8 (Insolvency proceedings); or

(b)	creditors' process described in Clause 7.2 (Change of control),

has been taken or, to its knowledge, threatened in relation to a member of the Group; and none of the circumstances described in Clause 30.7 (Insolvency) applies to a member of the Group.

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21.11	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents except any filing, recording or enrolling or any tax or fee payable which is referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) and which will be made or paid promptly after the date of the relevant Finance Document.

21.12	Deduction of Tax

It is not required to make any deduction for or on account of a Tax Deduction from any payment it may make under any Finance Document to which it is a party.

21.13	No default

(a)	No Event of Default and, on the date of this Agreement and on each Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

21.14	No misleading information

(a)	Any factual information provided by any member of the Group for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	The financial projections contained in any such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)	Nothing has occurred or been omitted from any such information and no information has been given or withheld that results in the information provided being untrue or misleading in any material respect.

21.15	Financial Statements

(a)	Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)	Its Original Financial Statements give a true and fair view of its financial condition and operations (consolidated in the case of the Parent Guarantor) during the relevant financial year.

(c)	There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent Guarantor) since 31 December 2015.

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(d)	Its most recent financial statements delivered pursuant to Clause 22.2 (Financial statements):

(i)	have been prepared in accordance with Clause 22.4 (Requirements as to financial statements); and

(ii)	give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition and operations (consolidated in the case of the Guarantor) during the relevant financial year.

(e)	Since the date of the most recent financial statements delivered pursuant to Clause 22.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Guarantor).

21.16	Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.17	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it.

21.18	Validity and completeness of the MOAs

(a)	The MOAs each constitute legal, valid, binding and enforceable obligations of the parties to it.

(b)	The copies of each of the MOAs delivered to the Facility Agent before the date of this Agreement is a true and complete copy.

(c)	No material amendments or additions to any of the MOAs have been agreed nor have any rights under and of the MOAs been waived.

21.19	Valuations

(a)	All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

(c)	There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

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21.20	No breach of laws

It has not breached any law or regulation which breach has had or could reasonably be expected to have a Material Adverse Effect.

21.21	No Charter

No Ship is subject to any Charter other than a Permitted Charter.

21.22	Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Ship and the business of each member of the Group (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

21.23	No Environmental Claim

No Environmental Claim has been made or threatened against any member of the Group or any Ship.

21.24	No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

21.25	ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Borrower each Approved Manager and each Ship have been complied with.

21.26	Taxes paid

(a)	It is not and no other member of the Group is materially overdue in the filing of any Tax returns and it is not (and no other member of the Group is) overdue in the payment of any amount in respect of Tax.

(b)	No claims or investigations are being, or could reasonably be expected to be, made or conducted against it (or any other member of the Group) with respect to Taxes.

21.27	Financial Indebtedness

No Borrower has any Financial Indebtedness outstanding other than as permitted by this Agreement.

21.28	Overseas companies

No Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

21.29	Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

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21.30	Ownership

(a)	On and from the Utilisation Date of Tranche A, Saltee Shipco LLC will be the sole legal and beneficial owner of Ship A, its Earnings and its Insurances.

(b)	On and from the Utilisation Date of Tranche B, Blasket Shipco LLC will be the sole legal and beneficial owner of Ship B, its Earnings and its Insurances.

(c)	On and from the Utilisation Date of Tranche C, Ballycotton Shipco LLC will be the sole legal and beneficial owner of Ship C, its Earnings and its Insurances.

(d)	On and from the Utilisation Date of Tranche D, Killary Shipco LLC will be the sole legal and beneficial owner of Ship D, its Earnings and its Insurances.

(e)	With effect on and from the date of its creation or intended creation, each Borrower will be the sole legal and beneficial owner of any other asset that is the subject of any Transaction Security created or intended to be created by that Borrower.

21.31	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Bermuda and it has no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction save as disclosed to, and agreed by, the Lenders.

21.32	Place of business

No Obligor has a place of business in any countries other than as delivered to the Facility Agent in writing, and agreed to by the Lenders, on or around the date of this Agreement.

21.33	No employee or pension arrangements

No Obligor has any employees (other than as disclosed to the Lenders) or any liabilities under any pension scheme.

21.34	Sanctions

(a)	No Transaction Obligor:

(i)	is a Prohibited Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person; or

(iii)	owns or controls a Prohibited Person.

(b)	No proceeds of any Advance or the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

21.35	US Tax Obligor

No Transaction Obligor is a US Tax Obligor.

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21.36	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

22	Information Undertakings

22.1	General

The undertakings in this Clause 22 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

22.2	Financial statements

The Obligors shall ensure that there are provided to the Facility Agent in sufficient copies for all the Lenders:

(a)	as soon as they become available, but in any event within 120 days after the end of each of its respective financial years the audited consolidated financial statements of the Parent Guarantor for that financial year.

(b)	as soon as the same become available, but in any event within 60 days after the end of each quarter of each of their respective financial years the consolidated financial statement of the Parent Guarantor for that financial quarter year.

22.3	Compliance Certificate

(a)	The Parent Guarantor shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 22.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 23 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(b)	Each Compliance Certificate shall be signed by both one director and one senior officer of the Parent Guarantor.

22.4	Requirements as to financial statements

(a)	Each set of financial statements delivered by a Borrower pursuant to Clause 22.2 (Financial statements) shall be certified by a director or officer of the relevant company as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.

(b)	The Borrowers shall procure that each set of financial statements delivered pursuant to Clause 22.2 (Financial statements) is prepared using GAAP.

(c)	The Borrowers shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 22.2 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Facility Agent:

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(i)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause 23 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

22.5	Information: miscellaneous

Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	all material documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings (including proceedings relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might have a Material Adverse Effect;

(c)	promptly, such further information and/or documents regarding:

(i)	each Ship, its Earnings and its Insurances;

(ii)	the Charged Property;

(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents;

(iv)	the financial condition, business and operations of any member of the Group,

as any Finance Party (through the Facility Agent) may reasonably request.

22.6	Notification of Default

(a)	Each Obligor shall, and shall procure that each other Transaction Obligor shall, notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Facility Agent, each Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.7	Use of websites

(a)	Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Facility Agent (the "Designated Website") if:

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(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If an Obligor notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors shall comply with any such request within 10 Business Days.

22.8	"Know your customer" checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

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obliges a Finance Party (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

23	Financial Covenants

23.1	Financial covenants

The Parent Guarantor shall at all times during the Security Period (save that in the case of paragraph (b) this shall apply from the first Utilisation Date throughout the remainder of the Security Period) on a consolidated basis maintain:

(a)	a minimum Solvency of at least 30 per cent.;

(b)	minimum Cash and Cash Equivalents of an amount the greater of:

(i)	$750,000 per Fleet Vessel; and

(ii)	5 per cent. of the Total Consolidated Long Term Debt;

(c)	a positive Working Capital excluding balloon maturities;

(d)	an Adjusted Net Worth of not less than $150,000,000; and

(e)	a ratio of EBITDA plus one third of cash in excess of minimum Cash and Cash Equivalents to Total Interest Expenses, computed on a trailing 4 quarter basis shall at all times exceed 2.25:1.0.

The financial covenants contained in this Clause 23.1 (Financial covenants) shall be tested semi-annually on the basis of the annual and semi-annual financial statements provided under Clause 22.2 (Financial statements) and shall be confirmed in the relevant compliance certificate referred to in Clause 22.3 (Compliance Certificate).

23.2	Financial covenant definitions

The expressions used in this Clause 23 (Financial Covenants) shall be construed in accordance with GAAP as applicable, or for the purposes of this Agreement:

"Adjusted Net Worth" means at any relevant time the amount by which the Consolidated Adjusted Total Assets of the Group exceed Consolidated Adjusted Total Liabilities of the Group.

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"Cash and Cash Equivalents" means, at any relevant time:

(a)	cash in hand or held with banks or financial institutions of the Parent Guarantor in Dollars or another currency freely convertible in Dollars, which is free of any Security;

(b)	any cash equivalent of the Parent Guarantor and/or its Subsidiaries; and

(c)	any marketable securities of the Parent Guarantor and/or its Subsidiaries which is free of any Security,

(d)	as stated in the most recent financial statements of the Group provided in accordance with Clause 22.2 (Financial statements) and determined in accordance with GAAP.

"Consolidated Adjusted Total Assets" means the Total Assets adjusted as follows:

(a)	By using the Market Values Adjusted Total Assets value for the Fleet Vessels; and

(b)	By excluding intangible assets (including goodwill but not long-term contract revenue is acquired as part of a business combination).

"Consolidated Adjusted Total Liabilities" means the Total Consolidated Long Term Debt plus the Current Liabilities (excluding current portion long term debt).

"Current Assets" means the current assets of the Parent Guarantor on a consolidated basis as stated in the most recent financial statements of the Group provided in accordance with Clause 22.2 (Financial statements) and determined in accordance with GAAP.

"Current Liabilities" means the current liabilities of the Parent Guarantor on a consolidated basis as stated in the most recent financial statements of the Group provided in accordance with Clause 22.2 (Financial statements) and determined in accordance with GAAP.

"EBITDA" means consolidated earnings before interest, taxes depreciation and amortisation.

"Financial Statements" means the financial statements of the Group provided in accordance with Clause 22.2 (Financial statements).

"Fleet Vessels" means any ship (including the Ships) from time to time wholly owned, leased or chartered in by the Parent Guarantor (directly or indirectly) (excluding vessels under construction and vessels chartered in for period shorter than 24 months) (each a "Fleet Vessel").

"Market Value Adjusted Total Assets" means, at any relevant time, the Total Assets adjusted to reflect the difference of the book value of the Fleet Vessels (as evidenced in the most recent financial statements of the Group provided in accordance with Clause 22.2 (Financial statements)) and the Fair Market Value of the Fleet Vessels.

"Solvency" means Adjusted Net Worth to Market Value Adjusted Total Assets.

"Working Capital" means the Current Assets less the Current Liabilities.

"Total Assets" means at any relevant time, the total assets of the Parent Guarantor on a consolidated basis as stated in the most recent financial statements of the Group provided in accordance with Clause 22.2 (Financial statements)) and determined in accordance with GAAP.

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"Total Consolidated Long Term Debt" means, at any relevant time, the amount of the total liabilities of the Parent Guarantor on a consolidated basis (including without limitation any liability in respect of any lease or hire purchase contract) which would be included in the applicable Financial Statements of the Parent Guarantor as total long term debt in accordance with GAAP including the current portion of long term debt.

"Total Interest Expenses" means, in respect of any period and at any relevant time, the aggregate (calculated on a consolidated basis of the Parent Guarantor) of:

(a)	the amounts charged and posted (or estimated to be charged and posted) as a current accrual accrued during such period by way of interest on all financial indebtedness in accordance with GAAP; and

(b)	net payments in relation to interest rate hedging arrangements in respect of financial indebtedness in accordance with GAAP (after deducting net income in relation to such interest rate hedging arrangements).

23.3	Most favoured Lenders

In the event that the Parent Guarantor agrees to the incorporation of any additional financial covenants or financial covenants which are more onerous than those contained in Clause 23.1 (Financial covenants) into any financial contract or financial document relating to any other senior secured indebtedness of the Parent Guarantor, the Parent Guarantor shall immediately notify the Facility Agent and those financial covenants shall be deemed to apply to this Agreement as if set out in full herein with effect from the date of such financial contract or financial document and during the currency of that financial contract or financial document. The Parent Guarantor shall enter into additional documentation as the Facility Agent may reasonably require in respect of such incorporation.

24	General Undertakings

24.1	General

The undertakings in this Clause 24 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

24.2	Authorisations

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Facility Agent of any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship of any Transaction Document to which it is a party; and

(iii)	own and operate each Ship (in the case of the Borrowers).

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24.3	Compliance with laws

Each Obligor shall, and shall procure that each other member of the Group and each Affiliate of any of them shall, comply in all respect with all laws and regulations to which it may be subject, including Sanctions.

24.4	Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor will, and the Parent Guarantor shall ensure that each other member of the Group will:

(a)	comply with all Environmental Laws;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

in relation to a member of the Group not including an Obligor only, where failure to do so has had or could reasonably be expected to have a Material Adverse Effect.

24.5	Environmental claims

Each Obligor shall, and shall procure that each other Transaction Obligor will, (through the Parent Guarantor), promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim against a member of the Group not including an Obligor, has had or could reasonably be expected to have a Material Adverse Effect.

24.6	Taxation

(a)	Each Obligor shall and shall procure that each other Transaction Obligor will pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 22.2 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or could not reasonably be expected to have a Material Adverse Effect.

(b)	No Obligor shall change its residence for Tax purposes.

24.7	Overseas companies

Each Obligor shall promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

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24.8	Pari passu ranking

Each Obligor shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

24.9	Title

(a)	From the Utilisation Date of Tranche A, Saltee Shipco LLC shall hold the legal title to, and own the entire beneficial interest in Ship A, its Earnings and its Insurances;

(b)	From the Utilisation Date of Tranche B, Blasket Shipco LLC shall hold the legal title to, and own the entire beneficial interest in Ship B, its Earnings and its Insurances;

(c)	From the Utilisation Date of Tranche C, Ballycotton Shipco LLC shall hold the legal title to, and own the entire beneficial interest in Ship C, its Earnings and its Insurances;

(d)	From the Utilisation Date of Tranche D, Killary Shipco LLC shall hold the legal title to, and own the entire beneficial interest in Ship D, its Earnings and its Insurances;

(e)	With effect on and from its creation or intended creation, each Borrower shall hold the legal title to, and own the entire beneficial interest in any other assets the subject of any Transaction Security created or intended to be created by it.

24.10	Negative pledge

(a)	No Obligor shall create or permit to subsist any Security over any of its assets which are the subject of the Security created or intended to be created by the Finance Documents.

(b)	No Borrower shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Borrower or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms; or

(iii)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

24.11	Disposals

(a)	No Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Ship, its Earnings or its Insurances) and, for the avoidance of doubt, this does not apply to the sale, lease, transfer or otherwise disposal of any ships other than the Ships financed under this Agreement.

(b)	Paragraph (a) above does not apply to any charter of a Ship to which Clause 27.16 (Restrictions on chartering, appointment of managers etc.) applies.

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24.12	Merger

No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction Provided that this restriction shall not apply if there is no change of control of the Obligors and the Obligors are in compliance with Clause 7.2 (Change of control) after any such amalgamation, demerger, merger, consolidation or corporate reconstruction.

24.13	Change of business

(a)	The Parent Guarantor shall procure that no substantial change is made to the general nature of the business of the Parent Guarantor or the Group from that carried on at the date of this Agreement.

(b)	No Borrower shall engage in any business other than the ownership and operation of its Ship.

24.14	Financial Indebtedness

The Borrowers shall not incur any Financial Indebtedness except for Permitted Financial Indebtedness.

24.15	Expenditure

No Borrower shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining and repairing its Ship.

24.16	Membership interests

No Borrower shall:

(a)	purchase, cancel or redeem any of its membership interests;

(b)	increase or reduce its authorised membership interests;

(c)	issue any membership interests except to the Corporate Guarantor and provided such new membership interests are made subject to the terms of the relevant Membership Interests Security applicable to that Borrower immediately upon the issue thereof in a manner satisfactory to the Facility Agent and the terms of that Membership Interests Security are complied with;

(d)	appoint any further director or officer of that Borrower (unless the provisions of the Membership Interests Security applicable to that Borrower are complied with).

24.17	Dividends

Each Obligor may make or pay any dividend or other distribution (in cash or in kind) in respect of its membership interests provided always that no Default has occurred and is continuing or would result from the making of any such payment and for the avoidance of doubt, provided there is no breach of Clause 23 (Financial Covenants) resulting from a payment of any such dividend.

24.18	Accounts

No Borrower shall open or maintain any account with any bank or financial institution except its Earnings Account and accounts with the Account Bank, the Facility Agent or the Security Agent for the purposes of the Finance Documents.

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24.19	Other transactions

No Borrower shall:

(a)	be the creditor in respect of any loan or any form of credit to any person other than another Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(b)	give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Borrower assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.

(c)	enter into any material agreement other than:

(i)	the Transaction Documents;

(ii)	any other agreement expressly allowed under any other term of this Agreement; and

(d)	enter into any transaction on terms which are, in any respect, less favourable to that Borrower than those which it could obtain in a bargain made at arms' length; or

(e)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

24.20	Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall and the Obligors shall procure that no other Transaction Obligor will, do (or fail to do) or cause or permit another person to do (or omit to do) anything which could be expected to:

(a)	make it unlawful for an Obligor to perform any of its obligations under the Transaction Documents;

(b)	cause any obligation of an Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable;

(c)	cause any Transaction Document to cease to be in full force and effect;

(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

(e)	imperil or jeopardise the Transaction Security.

24.21	Further assurance

(a)	Each Obligor shall promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)	to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent, any Receiver or the Secured Parties provided by or pursuant to the Finance Documents or by law;

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(ii)	to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)	to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

(b)	Each Obligor shall, and shall procure that each other Transaction Obligor will, (and the Parent Guarantor shall procure that each member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

(c)	At the same time as a Transaction Obligor delivers to the Security Agent any document executed under this Clause 24.21 (Further assurance), that Transaction Obligor shall deliver to the Security Agent a certificate signed by two of that Transaction Obligor's directors or officers which shall:

(i)	set out the text of a resolution of that Transaction Obligor's directors specifically authorising the execution of the document specified by the Security Agent; and

(ii)	state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors of officers and is valid under that Transaction Obligor's articles of association or other constitutional documents.

24.22	Sanctions

(a)	Each Obligor shall comply in all respects with all Sanctions.

(b)	No Obligor shall use any revenue or benefit derived from any activity or dealing with a Restricted Person in discharging any obligation due or owing to the Finance Parties.

(c)	Each Obligor shall procure that no proceeds from any activity or dealing with a Restricted Person are credited to any bank account held with any Finance Party in its name.

(d)	Each Obligor shall, to the extent permitted by law, promptly upon becoming aware of them supply to the Facility Agent details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority.

(e)	The Obligors shall not, and shall not permit or authorise any other person to, directly or indirectly, make available any proceeds to the Facility to fund or facilitate trade, business or other activities (i) involving or for the benefit of any Restricted Person or (ii) in any other manner that could result in any Obligor or a Finance Party being in breach of any Sanctions or becoming a Restricted Person.

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24.23	Use of proceeds

(a)	The Obligors shall not, and shall procure that each other member of the Group and any Affiliate of any of them shall not, permit or authorise any other person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Facility or other transactions contemplated by this Agreement to fund or facilitate trade, business or other activities: (i) involving or for the benefit of any Restricted Person; or (ii) in any other manner that could result in any Obligor or a Finance Party being in breach of any Sanctions or becoming a Restricted Person.

(b)	Each Party acknowledges and agrees that the Obligors do not undertake under paragraph (a) above in favour of any Lender incorporated or having its registered office in the Federal Republic of Germany and no such Lender shall have any right thereunder and shall be deemed not to be a party to the provisions of this Clause 24.23 (Use of proceeds).

24.24	Anti-corruption law

(a)	No Obligor shall (and the Parent Guarantor shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

(b)	Each Obligor shall (and the Parent Guarantor shall ensure that each other member of the Group will):

(i)	conduct its business in compliance with applicable anti-corruption laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

24.25	No variation, release etc. of Pool Agreement

No Obligor shall, without notice to the Lenders, whether by a document, by conduct, by acquiescence or in any other way:

(a)	vary the terms of the Pool Agreement in any material respect;

(b)	release, waive, suspend or subordinate or permit to be lost or impaired any interest or right of any kind which such Obligor has at any time to, in or in connection with Pool Agreement or in relation to any matter arising out of or in connection with the Pool Agreement;

(c)	waive any person's breach of the Pool Agreement; or

(d)	rescind or terminate the Pool Agreement or treat itself as discharged or relieved from further performance of any of its obligations or liabilities under the Pool Agreement.

25	Insurance Undertakings

25.1	General

In respect of a Ship, the undertakings in this Clause 25 (Insurance Undertakings) shall apply and remain in force on and from the Utilisation Date in relation to the relevant Tranche and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

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25.2	Maintenance of obligatory insurances

Each Borrower shall keep the Ship owned by it insured at its expense against:

(a)	fire and usual marine risks (including hull and machinery, increased value and excess risks);

(b)	war risks (including blocking and trapping);

(c)	protection and indemnity risks; and

(d)	any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Borrower to insure and which are specified by the Facility Agent by notice to that Borrower.

25.3	Terms of obligatory insurances

In respect of each Ship, the Borrowers shall effect such insurances:

(a)	in dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	when aggregated with the insured values of the other Ships then subject to a Mortgage, 110 per cent. of the Loan; and

(ii)	the market value of that Ship;

(c)	in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

(d)	in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;

(e)	on approved terms; and

(f)	through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

25.4	Further protections for the Finance Parties

In addition to the terms set out in Clause 25.3 (Terms of obligatory insurances), each Borrower shall procure that the obligatory insurances effected by it shall:

(a)	subject always to paragraph (b), name that Borrower as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks:

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

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(ii)	in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)	whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance Provided that this paragraph (b) shall not apply to the protection and indemnity risks;

(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;

(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

(f)	provide that the Security Agent may make proof of loss if that Borrower fails to do so.

25.5	Renewal of obligatory insurances

Each Borrower shall:

(a)	at least 21 days before the expiry of any obligatory insurance effected by it:

(i)	notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents' approval to the matters referred to in sub-paragraph (i) of paragraph (a) above;

(b)	at least 14 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent's approval pursuant to paragraph (a) above; and

(c)	procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

25.6	Copies of policies; letters of undertaking

Each Borrower shall ensure that the Approved Brokers provide the Security Agent with:

(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

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(b)	a letter or letters or undertaking in a form required by the Facility Agent and including undertakings by the Approved Brokers that:

(i)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 25.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)	they will, if they have not received notice of renewal instructions from the relevant Borrower or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)	they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Borrower forthwith upon being so requested by the Facility Agent.

25.7	Copies of certificates of entry

Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and

(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

25.8	Deposit of original policies

Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

25.9	Payment of premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

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25.10	Guarantees

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

25.11	Compliance with terms of insurances

(a)	No Borrower shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

(b)	Without limiting paragraph (a) above, each Borrower shall:

(i)	take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause 25.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(iii)	make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)	not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

25.12	Alteration to terms of insurances

No Borrower shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

25.13	Settlement of claims

Each Borrower shall:

(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

(b)	do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

25.14	Provision of copies of communications

Each Borrower shall provide the Security Agent, at the time of each such communication, with copies of all written communications between that Borrower and:

(a)	the Approved Brokers;

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(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

25.15	Provision of information

Each Borrower shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 25.16 (Mortgagee's interest, rights and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above.

25.16	Mortgagee's interest, rights and additional perils insurances

(a)	The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance mortgagee's rights and a mortgagee's interest additional perils insurance in such amounts (but not exceeding 110 per cent. of the Loan), on such terms, through such insurers and generally in such manner as the Security Agent acting on the instructions of the Majority Lenders may from time to time consider appropriate.

(b)	The Borrowers shall upon demand fully indemnify the Security Agent and the Lenders (as the case may be) in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

(c)	The Borrowers shall have the right to present quotes from other brokers if such brokers are acceptable to the Facility Agent and to agree with the Facility Agent on the broker to be used for arranging any insurance referred to in paragraph (a) above.

26	MOA Undertakings

26.1	General

The undertaking in this Clause 26 (MOA Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

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26.2	No variation, release etc. of MOA

No Borrower shall, in respect of the MOA relating to it, whether by a document, by conduct, by acquiescence or in any other way:

(a)	vary the MOA; or

(b)	release, waive, suspend, subordinate or permit to be lost or impaired any interest or right of any kind which that Borrower has at any time to, or in connection with, the MOA or in relation to any matter arising out of or in connection with the MOA.

26.3	Provision of information relating to the MOA

Without prejudice to Clause 22.5 (Information: miscellaneous), each Borrower shall:

(a)	immediately inform the Facility Agent if any breach of the MOA relating to it, occurs or a serious risk of such a breach arises and of any other event or matter affecting such MOA which has or is reasonably likely to have a Material Adverse Effect; and

(b)	upon the reasonable request of the Facility Agent, keep the Facility Agent informed as to any notice of readiness of delivery of the Ship.

26.4	No assignment etc. of the MOA

No Borrower shall assign, novate, transfer or dispose of any of its rights or obligations under the MOA relating to it.

27	General Ship Undertakings

27.1	General

In respect of a Ship, the undertakings in this Clause 27 (General Ship Undertakings) shall apply and remain in force on and from the Utilisation Date in relation to the relevant Tranche and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

27.2	Ships' names and registration

Each Borrower shall, in respect of the Ship owned by it:

(a)	keep that Ship registered in its name under an Approved Flag from time to time at its port of registration;

(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled; and

(c)	not change the name of that Ship,

provided that any change of flag of a Ship shall be subject to:

(i)	that Ship being registered on an Approved Flag and remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on that Ship and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require; and

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(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require.

27.3	Repair and classification

Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

(a)	consistent with first class ship ownership and management practice; and

(b)	so as to maintain the Approved Classification free of overdue recommendations and conditions affecting that Ship's class.

27.4	Modifications

No Borrower shall unless after consultation, and agreement, with the Facility Agent, make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value save for changes or modifications that are required to be made in order to satisfy updated rules and regulations from time to time applicable to that Ship.

27.5	Removal and installation of parts

(a)	Subject to paragraph (b) below, no Borrower shall remove any material part of any Ship, or any item of equipment installed on any Ship unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and

(iii)	the replacement part or item becomes, on installation on that Ship, the property of that Borrower and subject to the security constituted by the Mortgage on that Ship.

(b)	A Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by that Borrower.

27.6	Surveys

Each Borrower shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports and, in addition, the Facility Agent shall have the right to have a technical survey carried out at any time on each Ship and the Borrowers shall pay the cost of 1 such survey of each Ship per year at the Facility Agent's request.

27.7	Inspection

(a)	Each Borrower shall permit the Security Agent (acting through surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections.

(b)	If an Event of Default has occurred which is continuing, the Security Agent shall be permitted to conduct any number of inspections at any time at the cost of the Borrowers.

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27.8	Prevention of and release from arrest

(a)	Each Borrower shall, in respect of the Ship owned by it, promptly discharge amounts due in respect of:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

(ii)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and

(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.

(b)	Each Borrower shall immediately and, forthwith upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, procure its release by providing bail or otherwise as the circumstances may require.

27.9	Compliance with laws etc.

Each Borrower shall:

(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals; and

(c)	without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and all Sanctions.

27.10	ISPS Code

Without limiting paragraph (a) of Clause 27.9 (Compliance with laws etc.), each Borrower shall:

(a)	procure that the Ship owned by it and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and

(b)	maintain an ISSC for that Ship; and

(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

27.11	Green Passport

Each Borrower shall ensure, at all times, that the Ship owned by it carries on board a Green Passport and shall promptly deliver to the Facility Agent upon its request a copy of the same.

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27.12	Trading in war zones

In the event of hostilities in any part of the world (whether war is declared or not), no Borrower shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers unless:

(a)	that Ship's war risks insurers have agreed to cover such transit or trade under the annual war risks policy on terms and conditions not less restrictive than those already in place (it being understood the requirement for an additional premium does not constitute a restriction); or

(b)	the prior written consent of the Security Agent acting on the instructions of the Majority Lenders has been given; and

(c)	that Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Agent acting on the instructions of the Majority Lenders may require.

27.13	Dismantling of Ship

Each Borrower shall, in respect of the Ship owned by it, ensure, in the event that the Ship is taken out of service, that the Ship is dismantled in a safe, sustainable and socially and environmentally responsible manner.

27.14	Provision of information

Without prejudice to Clause 22.5 (Information: miscellaneous) each Borrower shall, in respect of the Ship owned by it, promptly provide the Facility Agent with any information which it requests regarding:

(a)	that Ship, its employment, position and engagements;

(b)	the Earnings and payments and amounts due to its master and crew;

(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;

(d)	any towages and salvages; and

(e)	its compliance, the Approved Manager's compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Facility Agent's request, provide copies of any current charter relating to that Ship, of any current guarantee of any such charter, the Ship's Safety Management Certificate and any relevant Document of Compliance.

27.15	Notification of certain events

Each Borrower shall, in respect of the Ship owned by it, immediately notify the Facility Agent by fax, confirmed forthwith by letter of:

(a)	any casualty to that Ship which is or could reasonably be expected to be or to become a Major Casualty;

(b)	any occurrence as a result of which that Ship has become or could reasonably be expected, by the passing of time or otherwise, to become a Total Loss;

(c)	any requisition of that Ship for hire;

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(d)	any requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

(e)	any arrest or detention of that Ship, any exercise or purported exercise of any lien on that Ship or the Earnings or any requisition of that Ship for hire;

(f)	any intended dry docking of that Ship;

(g)	any Environmental Claim made against that Borrower or in connection with that Ship, or any Environmental Incident;

(h)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, an Approved Manager or otherwise in connection with that Ship; or

(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Borrower shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to that Borrower's, any such Approved Manager's or any other person's response to any of those events or matters.

27.16	Restrictions on chartering, appointment of managers etc.

No Borrower shall, in relation to the Ship owned by it:

(a)	let that Ship on demise charter for any period;

(b)	enter into any time or consecutive voyage charter in respect of that Ship other than a Permitted Charter;

(c)	appoint a manager of that Ship other than the Approved Commercial Manager and the Approved Technical Manager or agree to any alteration to the terms of an Approved Manager's appointment;

(d)	de activate or lay up that Ship; or

(e)	other than in the event of a scheduled drydocking put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

27.17	Notice of Mortgage

Each Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first priority or preferred mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Security Agent.

27.18	Sharing of Earnings

No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings except for any internal agreement between a Borrower and Ardmore Shipping (Asia) Pte Ltd or pursuant to a time charter entered into by a Borrower with a third party which includes profit sharing agreements, which, in any case, are on terms approved by the Lenders, or the Pool Agreement or any other pool that the Ships may be employed in from time to time subject to the consent of the Facility Agent, acting with the authorisation of the Majority Lenders.

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27.19	Notification of compliance

Each Borrower shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause 27 (General Ship Undertakings).

28	Security Cover

28.1	Minimum required security cover

Clause 28.2 (Provision of additional security; prepayment) applies if, on or after the Delivery Date, the Facility Agent notifies the Borrowers that:

(a)	the aggregate Fair Market Value of each Ship then subject to a Mortgage and which has not become a Total Loss; plus

(b)	the net realisable value of additional Security previously provided under this Clause 28 (Security Cover),

is below 130 per cent. of the Loan.

28.2	Provision of additional security; prepayment

(a)	If the Facility Agent serves a notice on the Borrowers under Clause 28.1 (Minimum required security cover), the Borrowers shall, on or before the date falling 15 Business Days after the date (the "Prepayment Date") on which the Facility Agent's notice is served, prepay such part of the Loan as shall eliminate the shortfall.

(b)	A Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders:

(i)	has a net realisable value at least equal to the shortfall; and

(ii)	is documented in such terms as the Facility Agent may approve or require,

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.

28.3	Value of additional vessel security

The net realisable value of any additional security which is provided under Clause 28.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Fair Market Value of the vessel concerned.

28.4	Valuations binding

Any valuation under this Clause 28 (Security Cover) shall be binding and conclusive as regards each Borrower.

28.5	Provision of information

(a)	Each Borrower shall promptly provide the Facility Agent and any shipbroker acting under this Clause 28 (Security Cover) with any information which the Facility Agent or the shipbroker may request for the purposes of the valuation.

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(b)	If a Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent considers prudent.

28.6	Prepayment mechanism

Any prepayment pursuant to Clause 28.2 (Provision of additional security; prepayment) shall be:

(a)	made in accordance with the relevant provisions of Clause 7 (Payment and Cancellation) but ignoring any restriction as to prepayments being made on the last day of the Interest Period;

(b)	applied as follows:

(i)	50 per cent. of the amount prepaid shall reduce in inverse order of maturity the amount of each Repayment Instalment for the relevant Tranche falling after that prepayment; and

(ii)	50 per cent. of the amount prepaid shall be applied on a pro-rata basis towards satisfaction of the Repayment Instalments for the relevant Tranche set out in Clause 6.1 (Repayment of Loan).

28.7	Provision of valuations

(a)	Each Borrower shall provide the Facility Agent with valuations of the Ship owned by it or that will be owned by it on the relevant Utilisation Date and any other vessel over which additional Security has been created in accordance with Clause 28.3 (Value of additional vessel security), from an Approved Valuer, to enable the Facility Agent to determine the Fair Market Value of that Ship.

(b)	The valuations referred to in this Clause 28.7 (Provision of valuations) are to be obtained:

(i)	on or before the Utilisation Date in respect of the Ship to which such Utilisation Date relates (not to be obtained earlier than 30 days prior to the Utilisation Date) and shown, in respect of such Ship when not on or before a Utilisation Date, in June and December of each year during the Facility Period; or

(ii)	at any other time requested by the Facility Agent in its absolute discretion.

(c)	The valuations referred to in paragraph (b)(i) and (b)(ii) of Clause 28.7 (Provision of valuations) shall be at the Borrowers' cost, but no more than twice per year, unless the valuations provided under paragraph (b)(i) and (b)(ii) of Clause 28.7 (Provision of valuations) show a breach of Clause 28.1 (Minimum required security cover), in which case any additional valuations will be at the Borrowers' cost.

(d)	If the higher of the two valuations is more than 110 per cent. of the lower of the two valuations, a third valuation shall be carried out at Borrowers' cost and on the same terms as the first two valuations. The Fair Market Value of that Ship shall then be determined as the arithmetic average of the three valuations.

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29	Application of Earnings

29.1	Payment of Earnings

Each Borrower shall ensure that:

(a)	subject only to the provisions of the General Assignment to which it is a party, all the Earnings in respect of the Ship owned by it are paid in to its Earnings Account and applied as follows:

(i)	first, towards payment of all Operating Costs and Voyage Expenses;

(ii)	secondly, in or towards payment of any amounts then due and payable under this Agreement, except for principal and interest;

(iii)	thirdly, in or towards payment of debt service obligations and compliance with any (financial) covenants pursuant to this Agreement;

(iv)	fourthly, in or towards payment of obligations pursuant to a Hedging Agreement; and

(v)	fifthly, whilst there is no Event of Default which is continuing, any surplus shall be released to the Borrowers.

29.2	Use of credit balances on the Earnings Account

Each Borrower may withdraw moneys from the Earnings Account in its name provided that no Default is continuing.

29.3	Location of accounts

Each Borrower shall promptly:

(a)	comply with any requirement of the Facility Agent as to the location or relocation of its Earnings Account (or any of them); and

(b)	execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts.

30	Events of Default

30.1	General

Each of the events or circumstances set out in this Clause 30 (Events of Default) is an Event of Default except for Clause 30.17 (Acceleration) and Clause 30.18 (Enforcement of security and other rights).

30.2	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

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(b)	payment is made within 3 Business Days of its due date.

30.3	Specific obligations

A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause 23 (Financial Covenants), Clause 24.9 (Title), Clause 24.10 (Negative pledge), Clause 24.20 (Unlawfulness, invalidity and ranking; Security imperilled), Clause 24.22 (Sanctions), Clause 25.2 (Maintenance of obligatory insurances), Clause 25.3 (Terms of obligatory insurances), Clause 25.5 (Renewal of obligatory insurances) or Clause 28.2 (Provision of additional security; prepayment).

30.4	Other obligations

(a)	A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 30.2 (Non-payment) and Clause 30.3 (Specific obligations)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Facility Agent giving notice to the Borrowers or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

30.5	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made and which has had or could reasonably be expected to have a Material Adverse Effect.

30.6	Cross default

(a)	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default (however described).

(d)	Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 30.6 (Cross default) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than, in respect of each Borrower, $500,000 (or its equivalent in any other currency) and in respect of each of the Corporate Guarantor or Parent Guarantor and other members of the Group, $5,000,000 (or its equivalent in any other currency in aggregate).

30.7	Insolvency

(a)	An Obligor:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

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(iii)	suspends or threatens to suspend making payments on any of its debts; or

(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Obligor is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness of any Obligor. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

30.8	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(iii)	the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(iv)	enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

30.9	Creditors' process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of an Obligor.

30.10	Unlawfulness, invalidity and ranking

(a)	It is or becomes unlawful for a Transaction Obligor to perform any of its obligations under the Finance Documents.

(b)	Any obligation of a Transaction Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Finance Documents.

(c)	Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

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(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

30.11	Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

30.12	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or ceases to carry on) all or a material part of its business.

30.13	Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets.

30.14	Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

30.15	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or its assets which has or may have a Material Adverse Effect and, for the avoidance of doubt, this Clause shall not apply to any proceeding or dispute which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

30.16	Material adverse change

Any event or circumstance occurs which has or could reasonably be expected to have a Material Adverse Effect.

30.17	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

(a)	cancel the Total Commitments, whereupon they shall immediately be cancelled;

(b)	declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(c)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders,

and the Facility Agent may serve notices under paragraphs (a), (b) and (c) above simultaneously or on different dates and the Security Agent may take any action referred to in Clause 30.18 (Enforcement of security and other rights) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

30.18	Enforcement of security and other rights

On and at any time after the occurrence of an Event of Default which is continuing the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 30.17 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

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Section 10

Changes to Parties

31	Changes to the Lenders

31.1	Assignments and transfers by the Lenders

Subject to this Clause 31 (Changes to the Lenders), a Lender (the "Existing Lender") may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (except for a hedge fund) (the "New Lender") but in no event to a member of the Group or a holding company, or holding company acting in concert, of the Parent Guarantor.

31.2	Conditions of assignment or transfer

(a)	The consent of the Borrowers is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender;

(ii)	if the Existing Lender is a fund, to a fund which is a Related Fund; or

(iii)	made at a time when a Default is continuing,

in which cases an assignment by an Existing Lender may be done freely.

(b)	The consent of the Borrowers to an assignment or transfer must not be unreasonably withheld or delayed. Each Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by that Borrower within that time.

(c)	The consent of a Borrower to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to any amount payable under Clause 14.3 (Mandatory Cost).

(d)	An assignment will only be effective on:

(i)	receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it were an Original Lender; and

(ii)	performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

(e)	A transfer will only be effective if the procedure set out in Clause 31.5 (Procedure for transfer) is complied with.

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(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(g)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

31.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,000 unless the assignment or transfer is to an Affiliate of the Existing Lender.

31.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Transaction Obligor;

(iii)	the performance and observance by any Transaction Obligor of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

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(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 31 (Changes to the Lenders); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Finance Documents or otherwise.

31.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 31.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

(b)	The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 31.9 (Pro rata interest settlement), on the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Facility Agent, the Security Agent, each Mandated Lead Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the each Mandated Lead Arranger and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

31.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 31.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

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(b)	The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 31.9 (Pro rata interest settlement), on the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 31.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 31.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 31.2 (Conditions of assignment or transfer).

31.7	Copy of Transfer Certificate or Assignment Agreement to Borrowers

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Obligors a copy of that Transfer Certificate or Assignment Agreement.

31.8	Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause 31 (Changes to the Lenders), each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

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(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

31.9	Pro rata interest settlement

If the Facility Agent has notified the Lenders that it is able to distribute interest payments on a "pro rata basis" to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 31.5 (Procedure for transfer) or any assignment pursuant to Clause 31.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)	any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date ("Accrued Amounts") and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	The rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and

(ii)	the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 31.9 (Pro rata interest settlement), have been payable to it on that date, but after deduction of the Accrued Amounts.

31.10	Replacement of Lender by Borrowers

(a)	The Borrowers may, at any time (other than where an Event of Default or a Potential Event of Default has occurred and is continuing) in respect of:

(i)	a Lender whose costs of funds charged to the Borrowers are (in the Borrowers' reasonable opinion) materially higher than those of the other Lenders generally;

(ii)	a Lender which is a Defaulting Lender; or

(iii)	a Lender which is a Non-Consenting Lender,

by giving 10 Business Days' notice to the Facility Agent and that Lender (the "Outgoing Lender") replace the Outgoing Lender by requiring it to (and the Outgoing Lender must) transfer in accordance with Clause 31.5 (Procedure for transfer) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank (a "Replacement Lender") selected by the Borrowers and which is acceptable to the Facility Agent (acting reasonably) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of the Outgoing Lender's Contribution and all accrued interest, break costs and other amounts payable in relation to that Contribution under this Agreement and the other Finance Documents.

(b)	Any transfer of rights and obligations of an Outgoing Lender under this Clause is subject to the following conditions:

(i)	neither the Facility Agent nor the Outgoing Lender will have any obligation to the Borrowers to find a Replacement Lender;

(ii)	the transfer must take place no later than 10 Business Days after the Borrowers' notice referred to above; and

(iii)	in no event will the Outgoing Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Outgoing Lender under this Agreement and the other Finance Documents.

32	Changes to the Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

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Section 11

The Finance Parties

33	The Facility Agent and the Mandated Lead Arranger

33.1	Appointment of the Facility Agent

(a)	Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

33.2	Duties of the Facility Agent

(a)	Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)	Without prejudice to Clause 31.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), paragraph (a) above shall not apply to any Transfer Certificate or to any Assignment Agreement.

(c)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(e)	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Mandated Lead Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

33.3	Role of the Mandated Lead Arranger

Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has any obligations of any kind to any other Party under, or in connection with, any Finance Document.

33.4	No fiduciary duties

(a)	The Facility Agent shall not have any liability to any person in respect of its obligations and duties under this Agreement or the other Finance Documents except as expressly set out in Clause 33.5 (Application of receipts), and as excluded or limited by Clauses 33.8 (Instructions), 33.9 (Responsibility for documentation), 33.10 (Exclusion of liability), 33.11 (Lenders' indemnity to the Facility Agent) and 33.19 (Full freedom to enter into transactions).

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(b)	The provisions of paragraph (a) above shall apply even if, notwithstanding and contrary to paragraph (a) above, any provision of this Agreement or any other Finance Document by operation of law has the effect of constituting the Facility Agent as a fiduciary.

(c)	Nothing in the Finance Documents constitutes the Facility Agent or either Mandated Lead Arranger a trustee or fiduciary of any other person.

(d)	Neither the Facility Agent nor either Mandated Lead Arranger shall be bound to account to any Secured Party for any sum or the profit element of any sum received by it for its own account.

33.5	Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause 38.5 (Application of receipts; partial payments).

33.6	Business with the Group

The Facility Agent and the Mandated Lead Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

33.7	Rights and discretions of the Facility Agent

(a)	The Facility Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 30.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by any Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(e)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor either Mandated Lead Arranger is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

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33.8	Instructions

(a)	The Facility Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

(b)	The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)	Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Facility Agent's own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(e)	If giving effect to instructions given by the Majority Lenders would in the Facility Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause 46 (Amendments and Waivers) the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.

(g)	The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

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(h)	Without prejudice to the remainder of this Clause 33.8 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties. The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

(i)	The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

33.9	Responsibility for documentation

Neither the Facility Agent nor the Mandated Lead Arranger:

(a)	is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Mandated Lead Arranger, an Obligor or any other person given in, or in connection with, any Transaction Document;

(b)	is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Transaction Security or any other agreement, arrangement or document entered into or made or executed in anticipation of, or in connection with, any Transaction Document or the Transaction Security; or

(c)	is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

33.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 38.11 (Disruption to Payment Systems etc.), the Facility Agent will not be liable for any action taken or inaction by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and each officer, employee or agent of the Facility Agent may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent or the Mandated Lead Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Mandated Lead Arranger.

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33.11	Lenders' indemnity to the Facility Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of its gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 38.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

33.12	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Facility Agent.

(c)	If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

(d)	The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions Facility Agent under the Finance Documents.

(e)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Servicing Parties) and Clause 14.5 (Indemnity to the Facility Agent) and this Clause 33 (The Facility Agent and the Mandated Lead Arranger) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Facility Agent. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(h)	The consent of any Borrower (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.

(i)	The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

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(i)	the Facility Agent fails to respond to a request under Clause 12.7 (FATCA Information) and a Borrower or a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Facility Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Borrowers and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(j)	and (in each case) the Borrowers or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Borrowers or that Lender, by notice to the Facility Agent, requires it to resign.

33.13	Confidentiality

(a)	In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by a division or department of the Facility Agent other than that division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

33.14	Relationship with the Lenders

(a)	Subject to Clause 31.9 (Pro rata interest settlement), the Facility Agent may treat the person shown in its records as Lender or Hedge Counterparty at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, the Hedge Counterparty:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost.

(c)	Each Lender and each Hedge Counterparty shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender and Hedge Counterparty shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent.

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(d)	Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 40.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 40.2 (Addresses) and paragraph (a)(ii) of Clause 40.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

33.15	Credit appraisal by the Lenders

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Hedge Counterparty confirms to the Facility Agent and each Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Finance Document or the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

33.16	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Borrowers) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

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33.17	Facility Agent's management time

Any amount payable to the Facility Agent under Clause 14.4 (Indemnity to the Servicing Parties), Clause 14.5 (Indemnity to the Facility Agent), Clause 16 (Costs and Expenses) and Clause 33.11 (Lenders' indemnity to the Facility Agent) shall include the reasonable cost of utilising the Facility Agent's management time or other resources to the extent that this relates to extraordinary matters, such as requests for waivers or amendments and/or a potential Default or Event of Default, and the reasonable compensation payable to the Facility Agent for such use of its management time shall, upon the Facility Agent's request, be agreed between the Borrowers and the Facility Agent and will be payable by the Borrowers in addition to any fee paid or payable to the Facility Agent under Clause 11 (Fees).

33.18	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

33.19	Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to any Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

33.20	Period without role for Facility Agent

(a)	In this Clause 33.20 (Period without role for Facility Agent), a "Non-Agent Period" means the period in which the Facility Agent has no role pursuant to paragraph (b) below.

(b)	The Facility Agent shall not have a role under this Agreement, other than entering into the Finance Documents in its capacity as Facility Agent, and the other provisions of this Clause 33.20 (Period without role for Facility Agent) shall not apply to the extent that they relate to the Facility Agent until one of the following conditions is satisfied:

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(i)	the Facility Agent receives notice from the relevant Lender (with a copy to the Borrowers) that the Lenders are not only the Original Lender; or

(ii)	the Facility Agent receives notice from the Borrowers (with a copy to the Original Lender) requesting the Agent to commence acting in its role as agent.

The Facility Agent shall commence acting in its role as agent at the date of receipt of the relevant notice.

(c)	During a Non-Agent Period:

(i)	subject to paragraph (c)(iii) below, all references to "the Facility Agent" (other than in this Clause 33.20 (Period without role for Facility Agent)) and all references to "a Party" in any Finance Document shall, where it relates to the Facility Agent, be construed as references to "the Original Lender";

(ii)	all payments which are expressed to be made to, received by or made available to or by the Facility Agent (as applicable), must be made to, received by or made available to or by the Original Lender;

(iii)	the reference to "the Facility Agent" in Clause 33.9 (Responsibility for documentation), Clause 33.10 (Exclusion of liability), Clause 14 (Other Indemnities) and Clause 16 (Costs and Expenses), must at all times be construed and include the Original Lender in respect of actions taken during the Non-Agent Period pursuant to paragraph (c)(i) above.

(d)	Until the date the Facility Agent commences acting in its role as agent, no agency fee or other fees will be payable to the Facility Agent.

(e)	ABN AMRO Bank N.V. will be under no obligation to commence acting in its role as facility agent under this Agreement prior to having agreed with the Borrowers the agency fees payable to it in its capacity as Facility Agent.

34	The Security Agent

34.1	Appointment of the Security Agent

(a)	Each other Finance Party appoints the Security Agent to act as security agent under and in connection with the Finance Documents.

(b)	Each other Finance Party authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

34.2	Trust

(a)	The Security Agent declares that it shall hold the Security Property on trust for the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause 34 (The Security Agent) and the other provisions of the Finance Documents.

(b)	Each of the parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Finance Documents (and no others shall be implied).

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34.3	Parallel Debt (Covenant to pay the Security Agent)

(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

(b)	The Parallel Debt of an Obligor:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

(c)	For purposes of this Clause 34.3 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:

(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)	shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be:

(A)	decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and

(B)	increased to the extent that its Parallel Debt has increased,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

(e)	All amounts received or recovered by the Security Agent in connection with this Clause 34.3 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause 38.5 (Application of receipts; partial payments).

(f)	This Clause 34.3 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

34.4	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.

(b)	The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

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34.5	No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Finance Documents creating the Transaction Security except through the Security Agent.

34.6	Application of receipts

(a)	Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Agent receives or recovers and which are, or are attributable to, Security Property (for the purposes of this Clause 34 (The Security Agent), the "Recoveries") shall be transferred to the Facility Agent for application in accordance with Clause 38.5 (Application of receipts; partial payments).

(b)	Paragraph (a) above is without prejudice to the rights of the Security Agent, each Receiver and each Delegate:

(i)	under Clause 14.6 (Indemnity to the Security Agent) to be indemnified out of the Charged Property; and

(ii)	under any Finance Document to credit any moneys received or recovered by it to any suspense account.

(c)	Any transfer by the Security Agent to the Facility Agent in accordance with paragraph (a) above shall be a good discharge, to the extent of that payment, by the Security Agent.

(d)	The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) of this Clause 34.6 (Application of receipts) in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

34.7	Deductions from receipts

(a)	Before transferring any moneys to the Facility Agent under Clause 34.6 (Application of receipts), the Security Agent may, in its discretion:

(i)	deduct any sum then due and payable under this Agreement or any other Finance Documents to the Security Agent or any Receiver or Delegate and retain that sum for itself or, as the case may require, pay it to another person to whom it is then due and payable;

(ii)	set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(iii)	pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

(b)	For the purposes of paragraph (a)(i) above, if the Security Agent has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served.

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34.8	Prospective liabilities

Following acceleration of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause 38.5 (Application of receipts; partial payments) in respect of:

(a)	any sum to the Security Agent, any Receiver or any Delegate; and

(b)	any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

34.9	Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause 38.5 (Application of receipts; partial payments) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of this Clause 34.9 (Investment of proceeds).

34.10	Instructions to Security Agent and exercise of discretion

(a)	Subject to paragraph (d) below, the Security Agent shall act in accordance with any instructions given to it by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) or, if so instructed by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)), refrain from exercising any right, power, authority or discretion vested in it as Security Agent and shall be entitled to assume that:

(i)	any instructions received by it from the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)	The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(c)	Any instructions given to the Security Agent by the Facility Agent (acting on the instructions of the Majority Lenders or all the Lenders (as appropriate)) shall override any conflicting instructions given by any other Party.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

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(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, the provisions set out in Clause 34.12 (Security Agent's discretions) to Clause 34.30 (Full freedom to enter into transactions); and

(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of Clause 34.7 (Deductions from receipts) and Clause 34.8 (Prospective liabilities).

34.11	Security Agent's Actions

Without prejudice to the provisions of Clause 34.6 (Application of receipts), the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

34.12	Security Agent's discretions

(a)	The Security Agent may:

(i)	assume (unless it has received actual notice to the contrary from the Facility Agent) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(ii)	any notice or request made by any Borrower (other than the Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors;

(iii)	if it receives any instructions or directions to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(iv)	engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(v)	act in relation to the Finance Documents through its personnel and agents;

(vi)	disclose to any other Party any information it reasonably believes it has received as security agent under this Agreement;

(vii)	rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or an Obligor, upon a certificate signed by or on behalf of that person; and

(viii)	refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

(b)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

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34.13	Security Agent's obligations

The Security Agent shall promptly:

(a)	copy to the Facility Agent the contents of any notice or document received by it from any Obligor under any Finance Document;

(b)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party; and

(c)	inform the Facility Agent of the occurrence of any Default or any default by a Debtor in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other party to this Agreement.

The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

34.14	Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(a)	be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by a Transaction Obligor of its obligations under any of the Finance Documents;

(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)	be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)	have or be deemed to have any relationship of trust or agency with, any Obligor.

34.15	Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)	any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Security Property or otherwise, whether in accordance with an instruction from the Facility Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

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(d)	the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Security Property; or

(e)	any shortfall which arises on the enforcement or realisation of the Security Property.

34.16	Exclusion of liability

(a)	Without limiting Clause 34.17 (No proceedings), none of the Security Agent, any Receiver or any Delegate will be liable for any action taken by it or not taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

(b)	The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(c)	Nothing in this Agreement shall oblige the Security Agent to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

34.17	No proceedings

No Party (other than the Security Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Rights Act.

34.18	Lenders' indemnity to the Security Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct) in acting as Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

34.19	Own responsibility

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

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(b)	the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property;

(d)	the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

34.20	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(d)	take, or to require any of the Transaction Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Finance Documents creating the Transaction Security.

34.21	Insurance by Security Agent

(a)	The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Agent shall not be responsible for any damages, costs or losses which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)	Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any damages, costs or losses which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Facility Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within 14 days after receipt of that request.

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34.22	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

34.23	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Transaction Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

34.24	Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

34.25	Business with the Group

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

34.26	Winding up of trust

If the Security Agent, with the approval of the Facility Agent determines that (a) all of the Secured Liabilities and all other obligations secured by the Finance Documents creating the Transaction Security have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents:

(a)	the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Finance Documents creating the Transaction Security; and

(b)	any Retiring Security Agent shall release, without recourse or warranty, all of its rights under each of the Finance Documents creating the Transaction Security.

34.27	Powers supplemental

The rights, powers and discretions conferred upon the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

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34.28	Trustee division separate

(a)	In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)	If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

34.29	Disapplication

In addition to its rights under or by virtue of this Agreement and the other Finance Documents, the Security Agent shall have all the rights conferred on a trustee by the Trustee Act 1925, the Trustee Delegation Act 1999, the Trustee Act 2000 and by general law or otherwise, provided that:

(a)	Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents; and

(b)	where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, such provisions shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

34.30	Full freedom to enter into transactions

Notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c)	to provide advice or other services to any Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, each Servicing Party shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

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34.31	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its affiliates as successor by giving notice to the Borrowers and each Finance Party.

(b)	Alternatively the Security Agent may resign by giving notice to the other Parties in which case the Majority Lenders may appoint a successor Security Agent.

(c)	If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Agent (after consultation with the Facility Agent) may appoint a successor Security Agent.

(d)	The retiring Security Agent (the "Retiring Security Agent") shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)	The Security Agent's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer, by way of a document expressed as a deed, of all of the Security Property to that successor.

(f)	Upon the appointment of a successor, the Retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 34.26 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Clause 34 (The Security Agent), Clause 14.6 (Indemnity to the Security Agent), Clause 34.18 (Lenders' indemnity to the Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability in acting as Security Agent. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)	The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrowers.

(h)	The consent of any Borrower (or any other Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

34.32	Delegation

(a)	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)	That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any damages, costs and losses incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

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34.33	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrowers and the Facility Agent of that appointment.

(b)	Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by the Finance Documents) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)	The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

34.34	Security Agent's management time and additional remuneration

(a)	Any amount payable to the Security Agent under Clause 14.6 (Indemnity to the Security Agent) and this Clause 34.34 (Security Agent's management time and additional remuneration) shall include the cost of utilising the Security Agent's management time or other resources and will be calculated on the basis of such reasonably daily or hourly rates as the Security Agent may notify to the Borrowers and the Lenders, and is in addition to any other fee paid or payable by the Security Agent.

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;

(ii)	the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrowers agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Borrowers agreeing that it is otherwise appropriate in the circumstances,

the Borrowers shall pay to the Security Agent any additional remuneration that may be agreed between them.

34.35	Lenders and Obligors: Power of Attorney

Each Lender and Obligor by way of security for its obligations under this Agreement irrevocably appoints the Security Agent to be its attorney to do anything which that Lender or that Obligor has authorised the Security Agent or any Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Security Agent may delegate that power on such terms as it sees fit).

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35	Conduct of Business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

36	Contractual Recognition of Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

37	Sharing Among the Finance Parties

37.1	Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 38 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(b)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 38 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 38.5 (Application of receipts; partial payments).

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37.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause 38.5 (Application of receipts; partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

37.3	Recovering Finance Party 's rights

On a distribution by the Facility Agent under Clause 37.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

37.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

37.5	Exceptions

(a)	This Clause 37 (Sharing Among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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Section 12

Administration

38	Payment Mechanics

38.1	Payments to the Facility Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Facility Agent, in each case, specifies.

38.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 38.3 (Distributions to an Obligor) and Clause 38.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency, as specified by that Party or, in the case of an Advance, to such account of such person as may be specified by the Borrowers in a Utilisation Request.

38.3	Distributions to an Obligor

The Facility Agent may (with the consent of the Obligor or in accordance with Clause 39 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

38.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

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(c)	If the Facility Agent is willing to make available amounts for the account of the Borrowers before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrowers:

(i)	the Borrowers shall on demand refund it to the Facility Agent; and

(ii)	the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrowers to whom that sum was made available, shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

38.5	Application of receipts; partial payments

(a)	If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver and any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of:

(A)	any accrued interest and fees due but unpaid to the Lenders under this Agreement; and

(B)	any periodical payments (not being payments as a result of termination or closing out) due but unpaid to the Hedge Counterparties under the Hedging Agreements;

(iii)	thirdly, in or towards payment pro rata of:

(A)	any principal due but unpaid to the Lenders under this Agreement; and

(B)	any payments as a result of termination or closing out due but unpaid to the Hedge Counterparties under the Hedging Agreements; and

(iv)	fourthly, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders and the Hedge Counterparties, vary the order set out in paragraphs (ii) to (iv) of paragraph (a) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

38.6	No set-off by Obligors

(a)	All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(b)	Paragraph (a) above shall not affect the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

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38.7	Business Days

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

38.8	Currency of account

(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

38.9	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrowers); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

38.10	Currency Conversion

(a)	For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

(b)	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

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38.11	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by a Borrower that a Disruption Event has occurred:

(a)	the Facility Agent may, and shall if requested to do so by a Borrower, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)	the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 46 (Amendments and Waivers);

(e)	the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 38.11 (Disruption to Payment Systems etc.); and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

39	Set-Off

A Finance Party may set off any obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

40	Notices

40.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

40.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

(a)	in the case of the Borrowers, that specified in Schedule 1 (The Parties);

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(b)	in the case of each Lender, each Hedge Counterparty or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties),

or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

40.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 40.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

(d)	Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

40.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 40.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

40.5	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means, to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

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(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

(b)	Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective, in accordance with paragraph (b) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

40.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

40.7	Hedging Agreement

Notwithstanding anything in Clause 1.1 (Definitions), references to the Finance Documents or a Finance Document in this Clause do not include any Hedging Agreement entered into by the Borrower with the Hedge Counterparty in connection with the Facility.

41	Calculations and Certificates

41.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

41.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

41.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

42	Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

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43	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

44	Settlement or Discharge Conditional

Any settlement or discharge under any Finance Document between any Finance Party and any Obligor shall be conditional upon no security or payment to any Finance Party by any Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

45	Irrevocable Payment

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, an Obligor or by any other person in purported payment or discharge of an obligation of that Obligor to a Finance Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

46	Amendments and Waivers

46.1	Required consents

(a)	Subject to Clause 46.2 (All Lender matters) and Clause 46.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 46 (Amendments and Waivers).

(c)	Without prejudice to the generality of Clause 33.7 (Rights and discretions of the Facility Agent) and Clause 34.12 (Security Agent's discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

46.2	All Lender matters

An amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

(b)	a postponement to or extension of the date of payment of any amount under the Finance Documents (other than in relation to Clause 7.4 (Voluntary prepayment of Loan) in respect of a prepayment made pursuant to Clause 28.2 (Provision of additional security; prepayment), Clause 7.5 (Mandatory prepayment on sale or Total Loss) or Clause 7.6 (Mandatory prepayment of Hedging Payment Proceeds);

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(c)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)	an increase in any Commitment or the Total Commitments (including any increase in Total Commitments set out in Clause 2.3 (Increase commitment option)), an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

(f)	a change to any Obligor;

(g)	any provision which expressly requires the consent of all the Lenders;

(h)	this Clause 46 (Amendments and Waivers);

(i)	any amendment to the definition of Sanctions or any amendment or waiver of the Sanctions provisions within this Agreement;

(j)	any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 8 (Interest), Clause 29 (Application of Earnings), Clause 7.2 (Change of control), Clause 31 (Changes to the Lenders), Clause 49 (Governing Law) or Clause 50 (Enforcement);

(k)	any release of, or material variation to, any Transaction Security, guarantee, indemnity or subordination arrangement set out in a Finance Document (except in the case of a release of Transaction Security as it relates to the disposal of an asset which is the subject of the Transaction Security and where such disposal is expressly permitted by the Majority Lenders or otherwise under a Finance Document);

(l)	(other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:

(i)	the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity – Guarantors) or Clause 20 (Guarantee and Indemnity – Hedge Guarantors) and the joint and several liability of the Guarantors under Clauses 18 (Joint and Several Liability of the Guarantors) and 19 (Joint and Several Liability of the Borrowers);

(ii)	the Charged Property; or

(iii)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

(m)	the release of the guarantees and indemnities granted under Clause 17 (Guarantee and Indemnity – Guarantors) or of any Transaction Security unless permitted under this Agreement or another Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders.

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46.3	Other exceptions

(a)	An amendment or waiver which relates to the rights or obligations of a Servicing Party or either Mandated Lead Arranger (each in their capacity as such) may not be effected without the consent of that Servicing Party or, as the case may be, that Mandated Lead Arranger.

(b)	An amendment or waiver which relates to the rights or obligations of a Hedge Counterparty (in its capacity as such) may not be effected without the consent of that Hedge Counterparty.

(c)	The Borrowers and the Facility Agent, either Mandated Lead Arranger or the Security Agent, as applicable, may amend or waive a term of a Fee Letter to which they are party.

(d)	If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of any Finance Document or other vote of Lenders under the terms of this Agreement within 10 Business Days of such request (unless the Borrowers and the Facility Agent agree to a longer time period in relation to any request), (i) its Commitment shall not be included for the purpose of calculating the Total Commitments under the relevant Facility when ascertaining whether any relevant percentage (including for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request and (ii) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

47	Confidentiality

47.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 47.2 (Disclosure of Confidential Information) and Clause 47.3 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

47.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, insurance brokers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

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(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 33.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 31.8 (Security over Lenders' rights);

(viii)	who is a Party, a member of the Group or any related entity of an Obligor;

(ix)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(x)	with the consent of the Parent Guarantor;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to paragraphs (b)(v), (b)(vi), and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

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(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party;

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors;

(e)	to the U.S. Securities and Exchange Commissioning (the "SEC") such Confidential Information as may be required to be disclosed to the SEC.

47.3	Disclosure to numbering service providers

(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the names of the Facility Agent and each Mandated Lead Arranger;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currency of the Facility;

(ix)	type of Facility;

(x)	ranking of Facility;

(xi)	Termination Date for Facility;

(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and the Borrowers,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

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(c)	Each Obligor represents that none of the information set out in paragraphs (a)(i) to (a)(xiii) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Facility Agent shall notify each Obligor and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider.

47.4	Entire agreement

This Clause 47 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

47.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

47.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 47.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 47 (Confidentiality).

47.7	Continuing obligations

The obligations in this 46 (Confidentiality) are continuing and , in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

48	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

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Section 13

Governing Law and Enforcement

49	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

50	Enforcement

50.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

(c)	This Clause 50.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

50.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints WFW Legal Services Limited at its registered office presently at 15 Appold Street, London, EC2A 2HB as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within 3 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1

The Parties

Part A

The Obligors

Name of Borrower	Place of Incorporation	Registration number (or equivalent if any)	Address for Communication

Saltee Shipco LLC	The Marshall Islands	963545	c/o Ardmore Shipping Services (Ireland) Limited
Blasket Shipco LLC	The Marshall Islands	963539
Ballycotton Shipco LLC	The Marshall Islands	963538	Unit 1102, One Albert Quay, Cork T12X8N6 Ireland
Killary Shipco LLC	The Marshall Islands	963542
			Fax: +353 21 240 9501
			Attn: Mr Paul Tivnan

Name of Parent Guarantor	Place of Incorporation	Registration number (or equivalent if any)	Address for Communication

Ardmore Shipping Corporation	The Marshall Islands	61477	c/o Ardmore Shipping Services (Ireland) Limited

			Unit 1102, One Albert Quay, Cork T12X8N6 Ireland

			Fax: +353 21 240 9501
			Attn: Mr Paul Tivnan

Name of Corporate Guarantor	Place of Incorporation	Registration number (or equivalent if any)	Address for Communication

Ardmore Shipping LLC	The Marshall Islands	961622	c/o Ardmore Shipping Services (Ireland) Limited

			Unit 1102, One Albert Quay, Cork T12X8N6 Ireland

			Fax: +353 21 240 9501
			Attn: Mr Paul Tivnan

Name of Hedge Guarantor	Place of Incorporation	Registration number (or equivalent if any)	Address for Communication

Saltee Shipco LLC	The Marshall Islands	963545	c/o Ardmore Shipping Services (Ireland) Limited
Blasket Shipco LLC		963539	Unit 1102, One Albert Quay, Cork T12X8N6
Ballycotton Shipco LLC		963538	Ireland

Killary Shipco LLC		963542	Fax: +353 21 240 9501

			Attn: Mr Paul Tivnan

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Part B

The Original Lenders

Name of Original Lender	Commitment	Address for Communication

ABN AMRO Bank N.V.	$71,374,000	PAC: GL1610
		Coolsingel 93
		3012 AE, Rotterdam
		The Netherlands

		Attn: Amit Wynalda/
		Marjolein Goense
		Fax: +31(0) 104015323

THE HEDGE COUNTERPARTIES

Name of Original Hedge Counterparty	Address for Communication

ABN AMRO Bank N.V.	(HQ7216)
c/o Markets Documentation Unit
Gustav Mahleraan 10
NL – 1082PP Amsterdam
The Netherlands

Fax: +31(0) 1045 90538

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Part C

The Servicing Parties

Name of Facility Agent	Address for Communication

ABN AMRO Bank N.V.	Agency Syndicated Loans (EA8550)
Daalsesingel 71
3511 SW Utrecht
The Netherlands

Email: abn.amro.agency.team.1@nl.abnamro.com

Name of Security Agent	Address for Communication

ABN AMRO Bank N.V.	Agency Syndicated Loans (EA8550)
Daalsesingel 71
3511 SW Utrecht
The Netherlands

Email: abn.amro.agency.team.1@nl.abnamro.com

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Schedule 2

Conditions Precedent

Part A

Conditions Precedent to Initial Utilisation Request

1	Obligors

1.1	A copy of the constitutional documents of each Obligor.

1.2	A copy of a resolution of the board of directors of each Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, a Utilisation Request and each Selection Notice) to be signed and/or despatched by it under, or in connection with, the Finance Documents to which it is a party.

1.3	An original of the power of attorney of any Obligor authorising a specified person or persons to execute the Finance Documents to which it is a party.

1.4	A copy of a resolution signed by the Corporate Guarantor as the holder of the membership interests in each Borrower, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Borrower is a party.

1.5	A certificate of each Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on that Transaction Obligor to be exceeded.

1.6	A certificate of each Obligor that is incorporated outside the UK (signed by a director) certifying either that (i) it has not delivered particulars of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or (ii) it has a UK Establishment and specifying the name and registered number under which it is registered with the Registrar of Companies.

1.7	A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part A of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2	Pool Agreement and other Documents

2.1	If relevant copies of the Pool Agreement and of all documents signed by the Borrowers in connection with it.

2.2	Copies of all MOAs and of all documents signed by the relevant Borrowers and the Sellers in connection with the MOAs.

2.3	Copies of each Hedging Agreement executed by a Hedge Counterparty and the relevant Borrower.

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3	Finance Documents

A duly executed original of this Agreement.

4	Security

4.1	A duly executed original of the Accounts Security in relation to each Earnings Account and of the Membership Interests Security in respect of each Borrower (and of each document to be delivered under each of them).

4.2	A duly executed original of the Hedging Agreement Assignment in respect of each Borrower (and of each document to be delivered under each of them).

5	Legal opinions

5.1	A legal opinion of Watson, Farley & Williams LLP, legal advisers to the Mandated Lead Arranger, the Facility Agent and the Security Agent in England, substantially in the form distributed to and agreed by the Original Lenders before signing this Agreement.

5.2	If a Transaction Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Mandated Lead Arranger, the Facility Agent and the Security Agent in the relevant jurisdiction, substantially in the form distributed and agreed by to the Original Lenders before signing this Agreement.

6	Other documents and evidence

6.1	Evidence that any process agent referred to in Clause 50.2 (Service of process), if not an Obligor, has accepted its appointment.

6.2	A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document, or for the validity and enforceability of any Transaction Document.

6.3	The Original Financial Statements of each Borrower and the Parent Guarantor.

6.4	The original of any mandates or other documents required in connection with the opening or operation of the Earnings Accounts.

6.5	Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the first Utilisation Date.

6.6	Such evidence as the Facility Agent may require for the Finance Parties to be able to satisfy each of their "know your customer" or similar identification procedures in relation to the transactions contemplated by the Finance Documents.

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Part B

Conditions Precedent to Utilisation of an Advance

For the purposes of this Schedule 2 (Conditions Precedent), Part B:

"Relevant Advance" means the borrowing of the Tranche relating to the Relevant Ship.

"Relevant Borrower" means the Borrower which is the owner of the Relevant Ship.

“Relevant Seller” means the Seller which is the seller of the Relevant Ship.

"Relevant Ship" means the Ship that is the subject of the Utilisation Request.

1	Relevant Borrower

A certificate of an authorised signatory of the Relevant Borrower certifying that each copy document which it is required to provide under this Part B of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at the Utilisation Date of the Relevant Advance.

2	Ship and other security

2.1	A duly executed original of the Mortgage, the General Assignment in the name of the Relevant Borrower (if applicable) in respect of the Relevant Ship and of each document to be delivered under or pursuant to each of them together with documentary evidence that the Mortgage in respect of the Relevant Ship has been duly registered as a valid first preferred or priority (as applicable) ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag.

2.2	Documentary evidence that the Relevant Ship:

(a)	has been unconditionally delivered by the Relevant Seller to, and accepted by the Relevant Borrower under the MOA relating to it, and that the full purchase price payable and all other sums due to the Relevant Seller under the MOA in connection with the acquisition of the Relevant Ship, other than the sums to be financed pursuant to the relevant Advance have been paid to the Relevant Seller;

(b)	is definitively and permanently registered in the name of the Relevant Borrower under the Approved Flag;

(c)	is in the absolute and unencumbered ownership of the Relevant Borrower save as contemplated by the Finance Documents;

(d)	maintains the Approved Classification with the Approved Classification Society free of all overdue recommendations and conditions of the Approved Classification Society; and

(e)	is insured in accordance with the provisions of this Agreement and all requirements in this Agreement in respect of insurances have been complied with.

2.3	Documents establishing that the Relevant Ship will, as from the Utilisation Date of the Relevant Advance, be managed commercially by its Approved Commercial Manager and managed technically by its Approved Technical Manager on terms acceptable to the Facility Agent acting with the authorisation of all of the Lenders, together with:

(a)	a Manager's Undertaking for each of the Approved Technical Manager and the Approved Commercial Manager; and

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(b)	copies of the Approved Technical Manager's Document of Compliance and of the Relevant Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Facility Agent requires) and of any other documents required under the ISM Code and the ISPS Code in relation to the Relevant Ship including without limitation an ISSC and IAPPC.

2.4	A “green passport” for the Ship listing all potentially hazardous materials on board the Ship or an equivalent document acceptable to the Facility Agent.

2.5	An opinion from an independent insurance consultant acceptable to the Facility Agent on such matters relating to the Insurances as the Facility Agent may require.

2.6	Two valuations of the Relevant Ship addressed to the Facility Agent on behalf of the Finance Parties, stated to be for the purposes of this Agreement and dated not earlier than 14 days before the Utilisation Date for the Relevant Advance from an Approved Valuer which shows a value for the Relevant Ship of not less than 130 per cent. of the Relevant Advance (after the Relevant Advance has been made).

3	Legal opinions

Legal opinions of the legal advisers to the Mandated Lead Arranger, the Facility Agent and the Security Agent in England and Wales, the jurisdiction of the Approved Flag of the relevant Ship and the Marshall Islands and such other relevant jurisdictions as the Facility Agent may require and in substance and form acceptable to the Lenders.

4	Other documents and evidence

Evidence that the fees, costs and expenses then due from the Borrowers pursuant to Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the Utilisation Date for the Loan.

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Schedule 3

Requests

Part A

Utilisation Request

From:	SALTEE SHIPCO LLC, BLASKET SHIPCO LLC, BALLYCOTTON SHIPCO LLC and KILLARY SHIPCO LLC

To:	ABN Amro Bank N.V.

as Facility Agent

Date: [●]

Dear Sirs

SALTEE SHIPCO LLC, BLASKET SHIPCO LLC,
BALLYCOTTON SHIPCO LLC and KILLARY SHIPCO LLC -
$71,374,000 Facility Agreement
dated [●] 2016 (the "Agreement")

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow the Advance under Tranche [A]/[B]/[C]/[D] on the following terms:

Proposed Utilisation Date:	[●] 2016 (or, if that is not a Business Day, the next Business Day)

Amount:	[●] or, if less, the Available Facility

Interest Period for the first Advance:	[●]

3	We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent) as they relate to the Advance to which this utilisation request refers of the Agreement is satisfied on the date of this Utilisation Request.

4	We represent and warrant that the representations and warranties in Clause 21 (Representations) remain true by reference to the facts and circumstances existing at the date of this, Utilisation Request.

5	The proceeds of this Advance should be credited to [account].

6	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
SALTEE SHIPCO LLC

authorised signatory for
BLASKET SHIPCO LLC

authorised signatory for
BALLYCOTTON SHIPCO LLC

authorised signatory for
KILLARY SHIPCO LLC

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Part B

Selection Notice

From:	SALTEE SHIPCO LLC, BLASKET SHIPCO LLC, BALLYCOTTON SHIPCO LLC and KILLARY SHIPCO LLC

To:	ABN Amro Bank N.V.

as Facility Agent

Date: [●]

Dear Sirs

SALTEE SHIPCO LLC, BLASKET SHIPCO LLC,
BALLYCOTTON SHIPCO LLC and KILLARY SHIPCO LLC -
$71,374,000 Facility Agreement
dated [●] 2016 (the "Agreement")

1	We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2	We request that, subject to paragraph (f) of Clause 9.1 (Selection of Interest Periods) of the Agreement, the next Interest Period for Tranche [A]/[B]/[C]/[D] be [●].

3	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
SALTEE SHIPCO LLC

authorised signatory for
BLASKET SHIPCO LLC

authorised signatory for
BALLYCOTTON SHIPCO LLC

authorised signatory for
KILLARY SHIPCO LLC

139

Schedule 4

Form of Transfer Certificate

To:	ABN Amro Bank N.V. as Facility Agent

From:	[The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated: [●]

SALTEE SHIPCO LLC, BLASKET SHIPCO LLC,
BALLYCOTTON SHIPCO LLC and KILLARY SHIPCO LLC –
$71,374,000 Facility Agreement
dated [●] 2016 (the "Agreement")

1	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to Clause 31.5 (Procedure for transfer) of the Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment and participation in the Loan under the Agreement as specified in the Schedule in accordance with Clause 31.5 (Procedure for transfer) of the Agreement.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 40.2 (Addresses) of the Agreement are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 31.4 (Limitation of responsibility of Existing Lenders) of the Agreement.

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

140

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details
for notices and account details for payments.]

[Existing Lender]	[New Lender]

By: [●]	By: [●]

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

[Facility Agent]

By: [●]

141

Schedule 5

Form of Assignment Agreement

To:	SALTEE SHIPCO LLC, BLASKET SHIPCO LLC, BALLYCOTTON SHIPCO LLC and KILLARY SHIPCO LLC

From:	[the Existing Lender] (the "Existing Lender") and [the New Lender] (the "New Lender")

Date: [●]

SALTEE SHIPCO LLC, BLASKET SHIPCO LLC,
BALLYCOTTON SHIPCO LLC and KILLARY SHIPCO LLC –
$71,374,000 Facility Agreement
dated [●] 2016 (the "Agreement")

1	We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2	We refer to Clause 31.6 (Procedure for assignment):

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender's Commitment and participations in the Loan under the Agreement as specified in the Schedule.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitments and participations in the Loan under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3	The proposed Transfer Date is [●].

4	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5	The Facility Office and address, fax, number and attention details for notices of the New Lender for the purposes of Clause 40.2 (Addresses) are set out in the Schedule.

6	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 31.4 (Limitation of responsibility of Existing Lenders).

7	This Assignment Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 31.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), to the Borrowers (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

142

Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender's interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender's Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By: [●]	By: [●]

This Assignment Agreement is accepted by the Facility Agent and the Transfer Date is confirmed as [●].

Signature of this Assignment Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to herein, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

By: [●]

143

Schedule 6

Form of Compliance Certificate

To:	ABN Amro Bank N.V. as Facility Agent

From:	Ardmore Shipping Corporation

Dated: [●]

Dear Sirs

SALTEE SHIPCO LLC, BLASKET SHIPCO LLC,
BALLYCOTTON SHIPCO LLC and KILLARY SHIPCO LLC –
$71,374,000 Facility Agreement
dated [●] 2016 (the "Agreement")

1	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that we have maintained the following financial covenants pursuant to Clause 23.1 (Financial covenants) of the Agreement:

(a)	a minimum Solvency of at least 30 per cent.;

(b)	minimum Cash and Cash Equivalents of an amount the greater of:

(i)	$750,000 per Fleet Vessel; and

(ii)	5 per cent. of the Total Consolidated Long Term Debt;

(c)	a positive Working Capital excluding balloon maturities; and

(d)	a ratio of EBITDA plus one third of cash in excess of minimum Cash and Cash Equivalents to Total Interest Expenses, computed on a trailing 4 quarter basis shall at all times exceed 2.25:1.0.

Please refer to the attached documents which confirm the calculation for the above financial covenants and the accompanying Financial Statements.

Signed:
	Director	Director
	of	of
	Ardmore Shipping Corporation	Ardmore Shipping Corporation

144

Schedule 7

Ships

Ship	Owner	Vessel Name	Vessel Type/ Capacity	GRT	NRT	Approved Classification	Approved Flat	Approved Commercial Manager	Approved Technical Manager

Ship A	SALTEE SHIPCO LLC	"FRONT ARROW" to be renamed "ARDMORE ENTERPRISE"	CSR Tanker	29,993	13,738	DNV-GL	The Marshall Islands	Ardmore Shipping (Bermuda) Limited	Univan Ship Management Limited

Ship B	BLASKET SHIPCO LLC	"FRONT AVON" to be renamed "ARDMORE ENDURANCE"	CSR Tanker	29,993	13,738	DNV-GL	The Marshall Islands	Ardmore Shipping (Bermuda) Limited	Univan Ship Management Limited

Ship C	BALLYCOTTON SHIPCO LLC	"FRONT CLYDE" to be renamed "ARDMORE EXPLORER"	CSR Tanker	29,993	13,738	DNV-GL	The Marshall Islands	Ardmore Shipping (Bermuda) Limited	Univan Ship Management Limited

Ship D	KILLARY SHIPCO LLC	"FRONT DEE" to be renamed "ARDMORE ENCOUNTER"	CSR Tanker	29,993	13,738	DNV-GL	The Marshall Islands	Ardmore Shipping (Bermuda) Limited	Univan Ship Management Limited

145

Schedule 8

List of Approved Valuers

Shipbroker	Country

RS Platou (Asia) Pte Ltd	Singapore

Simpson Spence & Young	United Kingdom

Arrow Valuation Ltd	United Kingdom

Fearnleys AS	Norway /Singapore

Clarksons	United Kingdom/ Greece

Braemar ACM Valuations Limited	United Kingdom

146

Schedule 9

Timetables

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice 9.1 (Selection of Interest Periods))	Five Business Days before the intended Utilisation Date (Clause 5.1 (Delivery of a Utilisation Request)) or the expiry of the preceding Interest Period (Clause 9.1 (Selection of Interest Periods))

Facility Agent notifies the Lenders of the Advance in accordance with Clause 5.4 (Lenders' participation)	Three Business Days before the intended Utilisation Date.

LIBOR is fixed	Quotation Day as of 11:00 am London time

147

Execution Pages

BORROWERS

SIGNED by	)	/s/ Chloe Goodwin
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
SALTEE SHIPCO LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

SIGNED by	)	/s/ Chloe Goodwin
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
BLASKET SHIPCO LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

SIGNED by	)	/s/ Chloe Goodwin
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
BALLYCOTTON SHIPCO LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

SIGNED by	)	/s/ Chloe Goodwin
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
KILLARY SHIPCO LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

148

HEDGE GUARANTORS

SIGNED by	)	/s/ Chloe Goodwin
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
SALTEE SHIPCO LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

SIGNED by	)	/s/ Chloe Goodwin
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
BLASKET SHIPCO LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

SIGNED by	)	/s/ Chloe Goodwin
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
BALLYCOTTON SHIPCO LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

SIGNED by	)	/s/ Chloe Goodwin
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
KILLARY SHIPCO LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

149

PARENT GUARANTOR

SIGNED by	)	/s/ Chloe Goodwin
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
ARDMORE SHIPPING CORPORATION	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

CORPORATE GUARANTOR

SIGNED by	)	/s/ Chloe Goodwin
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
ARDMORE SHIPPING LLC	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

ORIGINAL LENDERS

SIGNED by	)	/s/ Kathryn Palmer
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

150

ORIGINAL HEDGE COUNTERPARTIES

SIGNED by	)	/s/ Kathryn Palmer
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

MANDATED LEAD ARRANGER

SIGNED by	)	/s/ Kathryn Palmer
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

BOOKRUNNER

SIGNED by	)	/s/ Kathryn Palmer
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

151

FACILITY AGENT

SIGNED by	)	/s/ Kathryn Palmer
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

SECURITY AGENT

SIGNED by	)	/s/ Kathryn Palmer
duly authorised	)	Attorney-in-Fact
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

Witness' signature:	)	/s/ Natalia Golovataya
Witness' name:	)	Solicitor
Witness' address:	)	London EC2A 2HB

152